EXHIBIT 10.17

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                                      AMONG

                          AMERICAN TOWER SYSTEMS, INC.;

                  THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR
                     AS BANKS ON THE SIGNATURE PAGES HEREOF;

                                       AND

                         TORONTO DOMINION (TEXAS), INC.,
                             AS ADMINISTRATIVE AGENT
                                  FOR THE BANKS


                          Dated as of October 15, 1997




                       Powell, Goldstein, Frazer & Murphy
                                Atlanta, Georgia

                                                 TABLE OF CONTENTS
                                                                                                               Page


ARTICLE 1             DEFINITIONS.................................................................................2

ARTICLE 2             LOANS......................................................................................20
         Section 2.1          The Loans..........................................................................20
         Section 2.2          Manner of Borrower and Disbursement................................................21
         Section 2.3          Interest...........................................................................23
         Section 2.4          Commitment Fees....................................................................25
         Section 2.5          Mandatory Commitment Reductions....................................................26
         Section 2.6          Voluntary Commitment Reductions....................................................28
         Section 2.7          Prepayments and Repayments.........................................................29
         Section 2.8          Notes; Loan Accounts...............................................................30
         Section 2.9          Manner of Payment..................................................................30
         Section 2.10         Reimbursement......................................................................31
         Section 2.11         Pro Rata Treatment.................................................................32
         Section 2.12         Capital Adequacy...................................................................32
         Section 2.13         Bank Tax Forms.....................................................................33

ARTICLE 3             CONDITIONS PRECEDENT.......................................................................33
         Section 3.1          Conditions Precedent to Effectiveness of this Amendment and Restatement
         Section 3.2          Conditions Precedent to Each Advance...............................................35

ARTICLE 4             REPRESENTATIONS AND WARRANTIES.............................................................36
         Section 4.1          Representations and Warranties.....................................................36
         Section 4.2          Survival of Representations and Warranties, Etc....................................43

ARTICLE 5             GENERAL COVENANTS..........................................................................43
         Section 5.1          Preservation of Existence and Similar Matters......................................43
         Section 5.2          Business; Compliance with Applicable Law...........................................43
         Section 5.3          Maintenance of Properties..........................................................44
         Section 5.4          Accounting Methods and Financial Records...........................................44
         Section 5.5          Insurance..........................................................................44
         Section 5.6          Payment of Taxes and Claims........................................................45
         Section 5.7          Compliance with ERISA..............................................................45
         Section 5.8          Visits and Inspections.............................................................47
         Section 5.9          Payment of Indebtedness; Loans.....................................................47
         Section 5.10         Use of Proceeds....................................................................47
         Section 5.11         Real Estate........................................................................48
         Section 5.12         Indemnity..........................................................................48
         Section 5.13         Interest Rate Hedging..............................................................49
         Section 5.14         Covenants Regarding Formation of Restricted Subsidiaries and
                              Acquisitions; Partnership, Subsidiaries............................................49




                                                 TABLE OF CONTENTS
                                                    (Continued)
                                                                                                               Page


         Section 5.15         Payment of Wages...................................................................50
         Section 5.16         Further Assurances.................................................................50

ARTICLE 6             INFORMATION COVENANTS......................................................................51
         Section 6.1          Quarterly Financial Statements and Information.....................................51
         Section 6.2          Annual Financial Statements and Information........................................51
         Section 6.3          Performance Certificates...........................................................52
         Section 6.4          Copies of Other Reports............................................................52
         Section 6.5          Notice of Litigation and Other Matters.............................................53
         Section 6.6          Real Estate........................................................................54

ARTICLE 7             NEGATIVE COVENANTS.........................................................................54
         Section 7.1          Indebtedness of the Borrower and its Subsidiaries..................................54
         Section 7.2          Limitation on Liens................................................................55
         Section 7.3          Amendment and Waiver...............................................................55
         Section 7.4          Liquidation, Merger or Disposition of Assets.......................................55
         Section 7.5          Limitation on Guaranties...........................................................56
         Section 7.6          Investments and Acquisitions.......................................................57
         Section 7.7          Restricted Payments................................................................58
         Section 7.8          Leverage Ratio.....................................................................58
         Section 7.9          Interest Coverage Ratio............................................................59
         Section 7.10         Annualized Operating Cash Flow to Pro Forma Debt Service...........................59
         Section 7.11         Limitation on Capital Expenditures.................................................60
         Section 7.12         Affiliate Transactions.............................................................60
         Section 7.13         Real Estate........................................................................60
         Section 7.14         ERISA Liabilities..................................................................61
         Section 7.15         Sales and Leasebacks...............................................................61

ARTICLE 8              DEFAULT...................................................................................61
         Section 8.1          Events of Default..................................................................61
         Section 8.2          Remedies...........................................................................64
         Section 8.3          Payments Subsequent to Declaration of Event of Default.............................66

ARTICLE 9             THE ADMINISTRATIVE AGENT...................................................................67
         Section 9.1          Appointment and Authorization......................................................67
         Section 9.2          Interest Holders...................................................................67
         Section 9.3          Consultation with Counsel..........................................................67
         Section 9.4          Documents..........................................................................67
         Section 9.5          Administrative Agent and Affiliates................................................68
         Section 9.6          Responsibility of the Administrative Agent.........................................68
         Section 9.7          Action by the Administrative Agent.................................................68


                                     - ii -
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
                                                 TABLE OF CONTENTS
                                                    (Continued)
                                                                                                               Page


         Section 9.8          Notice of Default or Event of Default..............................................69
         Section 9.9          Responsibility Disclaimed..........................................................69
         Section 9.10         Indemnification....................................................................70
         Section 9.11         Credit Decision....................................................................70
         Section 9.12         Successor Administrative Agent.....................................................71
         Section 9.13         Delegation of Duties...............................................................71

ARTICLE 10            CHANGES IN CIRCUMSTANCES AFFECTING LIBOR ADVANCES..........................................72
         Section 10.1         LIBOR Basis Determination Inadequate or Unfair.....................................72
         Section 10.2         Illegality.........................................................................72
         Section 10.3         Increased Costs....................................................................73
         Section 10.4         Effect On Other Advances...........................................................74

ARTICLE 11            MISCELLANEOUS..............................................................................74
         Section 11.1         Notices............................................................................74
         Section 11.2         Expenses...........................................................................76
         Section 11.3         Waivers............................................................................76
         Section 11.4         Set-Off............................................................................77
         Section 11.5         Assignment.........................................................................77
         Section 11.6         Accounting Principles..............................................................80
         Section 11.7         Counterparts.......................................................................80
         Section 11.8         Governing Law......................................................................80
         Section 11.9         Severability.......................................................................81
         Section 11.10        Interest        ...................................................................81
         Section 11.11        Table of Contents and Headings.....................................................81
         Section 11.12        Amendment and Waiver...............................................................81
         Section 11.13        Entire Agreement...................................................................82
         Section 11.14        Other Relationships................................................................82
         Section 11.15        Directly or Indirectly.............................................................82
         Section 11.16        Reliance on and Survival of Various Provisions.....................................82
         Section 11.17        Senior Debt........................................................................83
         Section 11.18        Obligations........................................................................83
         Section 11.19        Confidentiality....................................................................83

ARTICLE 12            WAIVER OF JURY TRIAL.......................................................................83
         Section 12.1         Waiver of Jury Trial...............................................................83


                                    EXHIBITS

         Exhibit A                  Form of Activation Notice
         Exhibit B                  Form of Borrower's Pledge Agreement
         Exhibit C                  Form of Borrower's Security Agreement
         Exhibit D                  Form of Certificate of Financial Condition
         Exhibit E                  Form of Promissory Note
         Exhibit F                  Form of Parent Pledge Agreement
         Exhibit G              -   Form of Request for Advance
         Exhibit H              -   Form of Subsidiary Guaranty
         Exhibit I              -   Form of Subsidiary Pledge Agreement
         Exhibit J              -   Form of Subsidiary Security Agreement
         Exhibit K              -   Form of Use of Proceeds Letter
         Exhibit L              -   Form of Borrower's Loan Certificate
         Exhibit M              -   Form of Subsidiary Loan Certificate
         Exhibit N              -   Form of Performance Certificate
         Exhibit 0              -   Form of Assignment and Assumption Agreement



                                    SCHEDULES

         Schedule 1             -   Licenses
         Schedule 2             -   List of Unrestricted Subsidiaries on the
                                    Agreement Date
         Schedule 4. 1 (a)      -   Exceptions to Representations and Warranties
         Schedule 4. 1 (c)      -   Subsidiaries
         Schedule 4. 1 (i)      -   Litigation
         Schedule 4. 1 (s)      -   Affiliate Transactions
         Schedule 4. I (v)      -   Indebtedness

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT
                                      AMONG
                          AMERICAN TOWER SYSTEMS, INC.;
                  THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR
                     AS BANKS ON THE SIGNATURE PAGES HEREOF;
                                       AND
                         TORONTO DOMINION (TEXAS), INC.,
                             AS ADMINISTRATIVE AGENT
                                  FOR THE BANKS


         WHEREAS, the Borrower, the Administrative Agent and the Banks are all parties to that certain Loan Agreement dated as of November 22, 1996 (the "Prior Loan Agreement"); and

         WHEREAS, the Borrower has requested that the Administrative Agent and the Banks consent to certain amendments to the Prior Loan Agreement, as more fully set forth in this Amended and Restated Loan Agreement; and

         WHEREAS, the Administrative Agent and the Banks have agreed to amend and restate the Prior Loan Agreement in its entirety as set forth herein; and

         WHEREAS, the Borrower acknowledges and agrees that the security interest granted to the Administrative Agent, for itself and on behalf of the Banks pursuant to the Prior Loan Agreement and the Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith shall remain outstanding and in full force and effect in accordance with the Prior Loan Agreement and shall continue to secure the Obligations (as defined therein); and

         WHEREAS, the Borrower acknowledges and agrees that (i) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Loan Agreement) arising in connection with the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; (ii) the parties hereto intend that the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Indebtedness under the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith as so amended, restated, restructured, renewed, extended, consolidated and modified hereunder, together with all other Obligations hereunder; (iii) all Liens evidenced by the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith are hereby ratified, confirmed and continued; and (iv) the Loan Documents (as defined herein) are intended to restructure, restate, renew, extend, consolidate, amend and modify the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; and

         WHEREAS, the parties hereto intend that (i) the provisions of the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan
Agreement) executed in connection therewith, to the extent restructured, restated, renewed, extended, consolidated, amended and modified hereby, are hereby superseded and replaced by the provisions hereof and of the Loan
Documents (as defined herein); and (ii) the Notes (as hereinafter defined) amend, renew, extend, modify, replace, are substituted for and supersede in their entirety, but do not extinguish the indebtedness arising under the promissory notes issued pursuant to the Prior Loan Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby amend and restate the Prior Loan Agreement as follows:


                             ARTICLE 1 Definitions
         For the purposes of this Agreement:

         "Acquisition" shall mean (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (i) any acquisition by the Borrower or any Restricted Subsidiary of any other Person, which Person shall then become consolidated with the Borrower or any such Restricted Subsidiary in accordance with GAAP; (ii) any acquisition by the Borrower or any Restricted Subsidiary of all or any substantial part of the assets of any other Person; or (iii) any acquisition by Borrower or any Restricted Subsidiary of any communications tower facilities, communications tower management businesses or related contracts, other than any such Acquisition which shall be made by, or of, any Person which shall have been designated and approved as an Unrestricted Subsidiary.

         "Acquisition Operating Cash Flow" shall mean in the case of an Acquisition permitted hereunder, Operating Cash Flow of the Borrower and its Restricted Subsidiaries for the period during which such Acquisition occurs, adjusted (A) to give effect to such Acquisition, as if such Acquisition had occurred on the first day of such period, by excluding the Operating Cash Flow of such Acquisition during such period prior to the date of such Acquisition and adding to the Operating Cash Flow of the Borrower, if positive, or subtracting from such Operating Cash Flow, if negative, the product of (i) the actual Operating Cash Flow of such Acquisition for that portion of such period from the date of such Acquisition to the last day of such period, multiplied by (ii) a fraction the numerator of which is the number of calendar days in such period and the denominator of which is the number of days in such period from and including the date of such Acquisition through the last day of such period.

         "Activation Notice" shall be a notice from the Borrower to the Administrative Agent in substantially the form of Exhibit A attached hereto pursuant to which the Borrower notifies the Administrative Agent on or prior to October 15, 1998, that it is activating the Commitment Increase.

         "Administrative  Agent" shall mean Toronto Dominion  (Texas),  Inc., in
its  capacity  as   Administrative   Agent  for  the  Banks  or  any   successor
Administrative Agent appointed pursuant to Section 9.12 hereof.

         "Administrative Agent's Office" shall mean the office of the Administrative Agent located at 909 Fannin Street, Suite 1700, Houston Texas 77010, or such other office as may be designated pursuant to the provisions of
Section 11.1 hereof.

         "Advance" shall mean amounts advanced by the Banks to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing and having the same Interest Rate Basis and Interest Period; and "Advances" shall mean more than one Advance.

         "Affiliate" shall mean, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For purposes of this Agreement, American Radio Systems and its Affiliates shall be deemed to be Affiliates of the Borrower.

         "Agreement" shall mean this Amended and Restated Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time.

         "Agreement Date" shall mean October 15, 1997.

         "American Radio Systems" shall mean American Radio Systems Corporation, a Delaware corporation.

         "Annualized Operating Cash Flow" shall mean (a) for any calculation date up to and including September 30, 1998, the sum of (i) the product of (A) Operating Cash Flow (Towers) for the calendar month-end being tested or the most recently completed calendar month immediately preceding such calculation date, as the case may be, times (B) twelve (12) and (ii) the product of (A) Operating Cash Flow (Other Business) for the fiscal quarter end being tested or the most recently completed fiscal quarter immediately preceding such calculation date, times (B) four (4); and (b) for any calculation date after September 30, 1998, the product of (i) Operating Cash Flow for the fiscal quarter-end being tested or the most recently completed fiscal quarter immediately preceding such calculation date, as the case may be, times (ii) four (4).

         "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Communications Act, zoning ordinances and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "Applicable Margin" shall mean the interest rate margin applicable to Base Rate Advances and LIBOR Advances, as the case may be, in each case determined in accordance with Section 2.3(f) hereof.

         "Applicable Margin Ratio" shall mean, as of any date, the ratio of (a) the Total Debt of the Borrower and its Restricted Subsidiaries on a consolidated basis on such date to (b) the product of (i) Operating Cash Flow of the Borrower and its Restricted Subsidiaries, for the most recently completed fiscal quarter times (ii) four (4).

         "Authorized Signatory" shall mean such senior personnel of a Person as may be duly authorized and designated in writing by such Person to execute documents, agreements and instruments on behalf of such Person.

         "Available Commitment" shall mean the lesser of (i) the Existing Commitment and (ii) the maximum amount of the Loans that could be outstanding hereunder on such date without resulting in a breach of Section 7.8 or Section
7.10 hereof.

         "Banks" shall mean the Persons whose names appear as "Banks" on the signature pages hereof and any other Person which becomes a "Bank" hereunder after the Agreement Date; and "Bank" shall mean any one of the foregoing Banks.

         "Base Rate" shall mean, at any time, a fluctuating interest rate per annum equal to the higher of (a) the rate of interest quoted from time to time by the Administrative Agent as its "prime rate" or "base rate" or (b) the Federal Funds Rate plus one-half of one percent (1/2%). The Base Rate is not necessarily the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit.

         "Base Rate Advance" shall mean an Advance which the Borrower requests to be made as a Base Rate Advance or is reborrowed as a Base Rate Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000, and in an integral multiple of $500,000.

         "Base Rate Basis" shall mean a simple interest rate equal to the sum of
(i) the Base Rate and (ii) the Applicable Margin applicable to Base Rate Advances. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change, and shall also be adjusted to reflect changes of the Applicable Margin applicable to Base Rate Advances.

         "Borrower"  shall  mean  American  Tower  Systems,   Inc.,  a  Delaware
corporation.

         "Borrower's Pledge Agreement" shall mean that certain Amended and Restated Borrower's Pledge Agreement dated as of even date herewith between the Borrower and the Administrative Agent, substantially in the form of Exhibit B attached hereto, pursuant to which the Borrower has pledged to the Administrative Agent for the ratable benefit of the Banks all of the Borrower's stock ownership and/or any partnership interests in each of its Subsidiaries.

         "Borrower's Security Agreement" shall mean that certain Amended and Restated Security Agreement dated as of even date herewith, made by the Borrower in favor of the Administrative Agent for the ratable benefit of the Banks, substantially in the form of Exhibit C attached hereto.

         "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in Houston, Texas, New York, New York and London, England, as relevant to the determination to be made or the action to be taken.

         "Capital Expenditures" shall mean, for any period, expenditures (including the aggregate amount of Capitalized Lease Obligations required to be paid during such period) incurred by any Person to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs and maintenance) during such period, which would be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

         "Capital Stock" shall mean, as applied to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "Certificate of Financial Condition" shall mean a certificate, substantially in the form of Exhibit D attached hereto, signed by the chief financial officer of the Borrower, together with any schedules, exhibits or annexes appended thereto.

         "Change of Control" shall mean (a) any change in the ownership of, or lien upon, the stock of the Borrower that results in less than fifty-one percent (51%) of all voting rights with respect to the Capital Stock of the Borrower (including, without limitation, warrants, options, conversion rights, voting rights and calls or claims of any character with respect thereto, to the extent exercisable prior to repayment in full of the Obligations) being owned, directly or indirectly, by the Parent, the senior management of American Radio Systems, or Affiliates of American Radio Systems, the Parent or the Borrower or (b) after any acquisition of all or substantially all of the assets or voting control of the Capital Stock of American Radio Systems (whether by merger or other business combination), any event that results in Steven B. Dodge ceasing to have one of the following: (i) ownership of a material amount of the voting Capital Stock of the Borrower, (ii) ownership of a material amount of the economic ownership interests of the Borrower or (iii) the position of Chairman of the Board of Directors and Chief Executive Officer.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral"   shall  mean  any  property  of  any  kind   constituting
collateral for the Obligations under any of the Security Documents.

         "Commitment" shall mean the several obligations of the Banks to fund their respective portion of the Loans to the Borrower in accordance with their respective Commitment Ratios in the aggregate sum of up to $400,000,000, pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof.

         "Commitment Increase" shall mean the pro rata increase to each Bank's portion of the Existing Commitment from $250,000,000 to $400,000,000.

         "Commitment Ratios" shall mean the percentages in which the Banks are severally bound to fund their respective portion of Advances to the Borrower under the Commitment, which are set forth below (together with dollar amounts) (and which may change from time to time in accordance with Section 11.5 hereof):

                                                                       Approximate                      Dollar
                            Bank                                        Percentage                    Commitment

Toronto Dominion (Texas), Inc.                                           8.750000000%         $         35,000,000
Banque Paribas                                                           6.750000000%         $         27,000,000
Barclays Bank PLC                                                        6.750000000%         $         27,000,000
Bank of Montreal, Chicago Branch                                         6.750000000%         $         27,000,000
The Chase Manhattan Bank                                                 6.750000000%         $         27,000,000
Fleet National Bank                                                      6.750000000%         $         27,000,000
GE Capital Corporation                                                   6.750000000%         $         27,000,000
The Bank of New York                                                     6.750000000%         $         27,000,000
Credit Suisse First Boston                                               6.750000000%         $         27,000,000
SunTrust Bank, Central Florida, National                                 6.750000000%         $         27,000,000
    Association
Union Bank of California, N.A.                                           6.750000000%         $         27,000,000
Credit Lyonnais New York Branch                                          6.250000000%         $         25,000,000
Lehman Commercial Paper Inc.                                             6.250000000%         $         25,000,000
The Bank of Nova Scotia                                                  3.750000000%         $         15,000,000
The Sumitomo Bank, Limited                                               3.750000000%         $         15,000,000
Bank of Scotland                                                         3.750000000%         $         15,000,000
TOTAL                                                                    100.00%              $        400,000,000


         "Communications Act" shall mean the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

         "Default" shall mean any Event of Default, and any of the events specified in Section 8.1 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

         "Default Rate" shall mean a simple per annum interest rate equal to the sum of (a) the Base Rate, plus (b) the Applicable Margin for Base Rate Advances plus (c) two percent (2%).

         "Diablo"   shall  mean  Diablo   Communications,   Inc.,  a  California
corporation,   and  Diablo  Communications  of  Southern  California,   Inc.,  a
California corporation.

         "Employee Pension Plan" shall mean any Plan which is maintained by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

         "Environmental Laws" shall mean all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901 et seq.).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "ERISA Affiliate" shall mean any Person, including a Subsidiary or an Affiliate of the Borrower, that is a member of any group of organizations of which the Borrower is a member and which is covered by a Plan.

         "Eurodollar Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Bank has any such Eurocurrency Liabilities subject to such reserve requirement at that time.

         "Event of Default"  shall mean any of the events  specified  in Section
8.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

         "Existing Commitment" shall mean (a) prior to receipt by the Administrative Agent of an Activation Notice and from and after October 15, 1998, if no such Activation Notice has been received by the Administrative Agent, and after giving effect to reductions in the Existing Commitment under
Section 2.5 and Section 2.6 hereof and repayments of the Loans under Section 2.7 hereof, $250,000,000, and (b) thereafter, after giving effect to reductions in the Existing Commitment under Section 2.5 and Section 2.6 hereof and repayments of the Loans under Section 2.7 hereof, the Commitment.

         "Excess Cash Flow" shall mean, as of the end of any fiscal year of the Borrower based on the audited financial statements provided under Section 6.2 hereof for such fiscal year, the excess, if any, of (a) Operating Cash Flow for such fiscal year, minus (b) the sum of the following: (i) payments made with respect to Capital Expenditures incurred by the Borrower and its Restricted Subsidiaries during such fiscal year; (ii) repayments of the Loans resulting from reductions of the Commitment (which shall include any reductions set forth in Section 2.5(a) hereof); (iii) cash taxes paid by the Borrower and its Restricted Subsidiaries (including any paid to American Radio Systems pursuant to the Tax Sharing Agreement) during such fiscal year; (iv) Interest Expense during such fiscal year; and (v) principal payments made in respect of Indebtedness for Money Borrowed (other than with respect to the Loans) paid by the Borrower and its Restricted Subsidiaries during such fiscal year.

         "FCC" shall mean the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

         "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

         "GAAP" shall mean, as in effect from time to time, generally accepted accounting principles in the United States, consistently applied.

         "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements.

         "Indebtedness" shall mean, with respect to any Person, and without duplication, (a) all items, except items of shareholders' and partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including, without limitation, with respect to any secured non-recourse obligations of such Person, the higher of the book value or fair market value of the property or asset securing such obligation (if less than the amount of such obligation), (b) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien (if less than the amount of such obligation), if the obligation secured thereby shall not have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, (d) all reimbursement obligations with respect to outstanding letters of credit, and (e) to the extent not otherwise included, all obligations subject to Guaranties of such Person or its Subsidiaries, and (f) all obligations of such Person under Interest Hedge Agreements.

         "Indebtedness for Money Borrowed" shall mean, with respect to any Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and, without duplication, Guaranties of any of the foregoing. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

         "Indemnitee" shall have the meaning ascribed thereto in Section 5.12 hereof.

         "Interest Coverage Ratio" shall mean, for any period, the ratio of (a) Annualized Operating Cash Flow as of (i) the calendar quarter end being tested, or (ii) the most recently completed calendar quarter, as the case may be, to (b) Interest Expense for (i) the four (4) calendar quarter period then ended or (ii) the most recently completed four (4) calendar quarter period, as the case may be, in each case calculated in accordance with GAAP.

         "Interest Expense" shall mean, for any period, all cash interest expense (including imputed interest with respect to Capitalized Lease Obligations) with respect to any Indebtedness for Money Borrowed of the Borrower and its Restricted Subsidiaries on a consolidated basis during such period pursuant to the terms of such Indebtedness for Money Borrowed, together with all fees payable in respect thereof, all as calculated in accordance with GAAP.

         "Interest Hedge Agreements" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Interest Period" shall mean (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made and ending on the last day of the calendar quarter in which such Advance is made, provided, however, that if a Base Rate Advance is made on the last day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter, and (b) in connection with any LIBOR Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to LIBOR Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to LIBOR Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) the Borrower shall not select an Interest Period which extends beyond the Maturity Date or such earlier date as would interfere with the Borrower's repayment obligations under Section 2.5, Section 2.6 or Section
2.7 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

         "Interest Rate Basis" shall mean the Base Rate Basis or the LIBOR Basis, as appropriate.

         "known to the Borrower" or "to the knowledge of the Borrower" shall mean known by or reasonably should have been known by the executive officers of the Borrower (which shall include, without limitation, the chief executive officer, the chief operating officer, if any, the chief financial officer and the general counsel, or any vice president of the Borrower).

         "Leverage Ratio" shall mean, as of any date, the ratio of (a) the Total Debt of the Borrower and its Restricted Subsidiaries on a consolidated basis on such date, to (b) Annualized Operating Cash Flow of the Borrower and its Restricted Subsidiaries on a consolidated basis.

         "LIBOR" shall mean, for any Interest Period, the average of the interest rates per annum at which deposits in United States Dollars for such Interest Period are offered to the Administrative Agent in the Eurodollar market at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower.

         "LIBOR Advance" shall mean an Advance which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $5,000,000 and in an integral multiple of $1,000,000.

         "LIBOR Basis" shall mean a simple per annum interest rate (rounded upward, if necessary, to the nearest one-hundredth (1/100th) of one percent) equal to the sum of (a) the quotient of (i) the LIBOR divided by (ii) one minus the Eurodollar Reserve Percentage, if any, stated as a decimal, plus (b) the Applicable Margin. The LIBOR Basis shall apply to Interest Periods of one (1), two (2), three (3), or six (6) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage and the Applicable Margin as adjusted pursuant to Section 2.3(f) hereof. The LIBOR Basis for any LIBOR
Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Licenses" shall mean any telephone, microwave, radio transmissions, personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction, the ownership or the operation of any communications tower facilities, granted or issued by the FCC and held by the Borrower or any of its Restricted Subsidiaries, all of which as of the Agreement Date are listed on Schedule 1 attached hereto.

         "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

         "Loan Documents" shall mean this Agreement, the Notes, the Borrower's Pledge Agreement, the Borrower's Security Agreement, the Subsidiary Security Agreement, the Subsidiary Guaranty, the Subsidiary Pledge Agreement, the Parent Pledge Agreement, all fee letters, all Requests for Advance, all Interest Hedge Agreements between the Borrower, on the one hand, and the Administrative Agent and the Banks, or any of them, on the other hand, and all other documents and agreements executed or delivered by the Borrower or its Restricted Subsidiaries in connection with or contemplated by this Agreement.

         "Loans" shall mean, collectively, the amounts advanced by the Banks to the Borrower under the Commitment, not to exceed the Commitment, and evidenced by the Notes.

         "Majority Banks" shall mean (i) at any time that no Loans are outstanding hereunder, Banks the total of whose Commitment Ratios equals or exceeds sixty percent (60%) of the Commitment Ratios of all Banks entitled to vote hereunder, or (ii) at any time that there are

Loans outstanding hereunder, Banks the total of whose Loans outstanding equals or exceeds sixty percent (60%) of the total principal amount of the Loans then outstanding of all Banks entitled to vote hereunder.

         "Materially Adverse Effect" shall mean (a) any material adverse effect upon the business, assets, business prospects, liabilities, financial condition, results of operations or properties of the Borrower and its Restricted Subsidiaries on a consolidated basis, taken as a whole, or (b) a material adverse effect upon the binding nature, validity, or enforceability of this Agreement and the Notes, or upon the ability of the Borrower and its Restricted Subsidiaries to perform the payment obligations or other material obligations under this Agreement or any other Loan Document, or upon the value of the Collateral or upon the rights, benefits or interests of the Banks in and to the Loans or the rights of the Administrative Agent and the Banks in the Collateral; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

         "Maturity  Date" shall mean June 30, 2005, or, as the case may be, such
earlier  date  as  payment  of  the   Obligations   shall  be  due  (whether  by
acceleration, reduction of the Commitment to zero or otherwise).

         "MicroNet" shall mean Suburban Cable TV Co., Inc., a Pennsylvania corporation.

         "Multiemployer Plan" shall mean a multiemployer pension plan as defined in Section 3(37) of ERISA to which the Borrower, any of its Subsidiaries or any ERISA Affiliate is or has been required to contribute.

         "Necessary Authorizations" shall mean all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Borrower and its Restricted Subsidiaries to own, construct, maintain, and operate communications tower facilities and to invest in other Persons who own, construct, maintain, manage and operate communications tower facilities.

         "Net  Income"  shall  mean,   for  the  Borrower  and  its   Restricted
Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

         "Net Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition of assets by the Borrower or any of its Restricted Subsidiaries, the aggregate amount of cash received for such assets (including, without limitation, any payments received for noncompetition covenants, consulting or management fees in connection with such sale, and any portion of the amount received evidenced by a promissory note or other evidence of Indebtedness issued by the purchaser), net of (i) amounts reserved, if any, for taxes payable with respect to any such sale (after application (assuming application first to such reserves) of any available losses, credits or other offsets), (ii) reasonable and customary transaction costs properly attributable to such transaction and payable by the Borrower or any of its Restricted Subsidiaries (other than to an Affiliate) in connection with such sale, lease, transfer or other disposition of assets, including, without limitation, commissions, and (iii) until actually received by the Borrower or any of its Restricted Subsidiaries, any portion of the amount received held in escrow or evidenced by a promissory note or other evidence of Indebtedness issued by a purchaser or non-compete, consulting or management agreement or covenant or otherwise for which compensation is paid over time. Upon receipt by the Borrower or any of its Restricted Subsidiaries of (A) amounts referred to in item (iii) of the preceding sentence, or (B) if there shall occur any reduction in the tax reserves referred to in item (i) of the preceding sentence resulting in a payment to the Borrower, such amounts shall then be deemed to be "Net Proceeds."

         "Notes" shall mean, collectively, those certain promissory notes in the aggregate original principal amount of $400,000,000, and issued to each of the Banks by the Borrower, each one substantially in the form of Exhibit E attached hereto, any other promissory note issued by the Borrower to evidence the Loans pursuant to this Agreement, and any extensions, renewals, or amendments to, or replacements of, the foregoing.

         "Obligations" shall mean all payment and performance obligations of every kind, nature and description of the Borrower, its Restricted Subsidiaries, and any other obligors to the Banks, or the Administrative Agent, or any of them, under this Agreement and the other Loan Documents (including any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower, whether or not such claim is allowed in such bankruptcy action and including Obligations to the Banks pursuant to Section 5.13 hereof) as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

         "Operating Cash Flow" shall mean, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis as of the end of any period, (a) the sum of (i) operating revenues of the Borrower and its Restricted Subsidiaries plus (ii) Unrestricted Subsidiary Distributions during such period less (b) the sum of (i) operating expenses for such period plus (ii) corporate overhead (exclusive of amortization and depreciation) for such period. In the case of determining Operating Cash Flow under Sections 2.3, 7.8, 7.9 and 7.10 hereof following an Acquisition permitted hereunder, Operating Cash Flow of the Borrower and its Restricted Subsidiaries shall include the Acquisition Operating Cash Flow. For purposes of calculating Operating Cash Flow in connection with any Advance for an Acquisition, Operating Cash Flow for the Borrower and its Restricted Subsidiaries as of the last day of the immediately preceding calendar quarter and/or calendar month end, as the case may be, shall include "operating cash flow" for the Acquisition for the same period after giving effect to pro forma adjustments reasonably satisfactory to the Administrative Agent.

         "Operating Cash Flow (Towers)" shall mean, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis as of the end of any period, (a) the sum of (i) operating revenues of the Borrower and its Restricted Subsidiaries in connection with the Tower Operation Business of the Borrower and its Restricted Subsidiaries plus (ii) Unrestricted Subsidiary Distributions with respect to the Tower Operation Business during such period less (b) the sum of
(i) operating expenses attributable to such Tower Operation Business for such period plus (ii) corporate overhead (exclusive of amortization and depreciation) attributable to such Tower Operation Business for such period. In the case of determining Operating Cash Flow under Sections 2.3, 7.8, 7.9 and 7.10 hereof following an Acquisition permitted hereunder, Operating Cash Flow of the Borrower and its Restricted Subsidiaries shall include the Acquisition Operating Cash Flow. For purposes of calculating Operating Cash Flow in connection with any Advance for an Acquisition, Operating Cash Flow for the Borrower and its Restricted Subsidiaries as of the last day of the immediately preceding calendar month end shall include "operating cash flow" for the Acquisition for the same period after giving effect to adjustments reasonably satisfactory to the Administrative Agent.

         "Operating Cash Flow (Other Business)" shall mean, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis as of the end of any period, (a) the sum of (i) operating revenues of the Borrower and its Restricted Subsidiaries in connection with the Other Operations of the Borrower and its Restricted Subsidiaries plus (ii) Unrestricted Subsidiary Distributions with respect to the Other Operations during such period less (b) the sum of (i) operating expenses attributable to such Other Operations for such period plus
(ii)  corporate   overhead   (exclusive  of   amortization   and   depreciation)
attributable to such Other Operations for such period. In the case of determining Operating Cash Flow under Sections 2.3, 7.8, 7.9 and 7.10 hereof following an Acquisition permitted hereunder, Operating Cash Flow of the Borrower and its Restricted Subsidiaries shall include the Acquisition Operating Cash Flow. For purposes of calculating Operating Cash Flow in connection with any Advance for an Acquisition, Operating Cash Flow for the Borrower and its Restricted Subsidiaries as of the last day of the immediately preceding calendar month end shall include "operating cash flow" for the Acquisition for the same period after giving effect to adjustments reasonably satisfactory to the Administrative Agent.

         "Other Operations" shall mean all businesses of the Borrower (other than the Tower Operations Business), including, without limitation, the video and data transmission and the site acquisition business.

         "Parent" shall mean American Tower Systems Holding Corporation, a Delaware corporation.

         "Parent Pledge Agreement" shall mean that certain Amended and Restated Parent Pledge Agreement dated as of even date herewith, made by Parent in favor of the Administrative Agent for the ratable benefit of the Banks, substantially in the form of Exhibit F attached hereto.

         "Payment Date" shall mean the last day of any Interest Period.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Liens" shall mean, as applied to any Person:

                  (a) any Lien in favor of the Administrative Agent given to secure the Obligations;

                  (b) (i) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

                  (c) Liens of carriers, warehousemen, mechanics, vendors, (solely to the extent arising by operation of law) laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

                  (d) Liens  incurred  in the  ordinary  course of  business  in connection with worker's compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than sixty (60) days;

                  (e) restrictions on the transfer of the Licenses or assets of the Borrower or its Restricted Subsidiaries imposed by any of the Licenses as presently in effect or by the Communications Act and any regulations thereunder;

                  (f) easements, rights-of-way, zoning restrictions, licenses, reservations or restrictions on use and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or the use of such property;

                  (g) liens arising by operation of law in favor of purchasers in connection with any asset sale permitted hereunder; provided that such lien only encumbers the property being sold.

                  (h) Liens reflected by Uniform Commercial Code financing statements filed in respect of Capitalized Lease Obligations permitted pursuant to Section 7.1 hereof and true leases of the Borrower or any of its Subsidiaries;

                  (i) Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids, tenders or escrow deposits in connection with permitted Acquisitions;

                  (j) judgment Liens which do not result in an Event of Default under Section 8.1 (h) hereof;

                  (k)  Liens  in  connection   with  escrow   deposits  made  in
connection with Acquisitions permitted hereunder; and

                  (l) additional Liens securing Indebtedness which does not in the aggregate outstanding at any time exceed $500,000.

         "Person"  shall  mean an  individual,  corporation,  limited  liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

         "Plan"  shall mean an  employee  benefit  plan  within  the  meaning of
Section 3(3) of ERISA or any other employee benefit plan maintained for employees of any Person or any affiliate of such Person.

         "Pro Forma Debt Service" shall mean with respect to the Borrower and its Restricted Subsidiaries, on a consolidated basis, with respect to the next succeeding complete twelve (12) month period following the calculation date, and after giving effect to any Interest Hedge Agreements and LIBOR Advances, the sum of the amount of all (i) scheduled payments of principal on Indebtedness for Money Borrowed (determined with respect to the Loans only, as the difference between the outstanding principal amount of the Loans on the calculation date and the amount the Commitment will be after the reductions thereof set forth in
Section 2.5 hereof for such four calendar quarter period have taken effect) for such period, (ii) Interest Expense for such period, (iii) fees payable under this Agreement for such period, and (iv) other payments payable by such Persons during such period in respect of Indebtedness for Money Borrowed (other than voluntary repayments under Section 2.7 hereof. For purposes of this definition, where interest payments for the twelve (12) month period immediately succeeding the calculation date are not fixed by way of Interest Hedge Agreements, LIBOR Advances, or otherwise for the entire period, interest shall be calculated on such Indebtedness for Money Borrowed for periods for which interest payments are not so fixed at the lesser of (a) the LIBOR Basis (based on the then current adjustment under Section 2.3(f) hereof) for a LIBOR Advance having an Interest Period of six (6) months as determined on the date of calculation and (b) the Base Rate Basis as in effect on the date of calculation; provided, however, that if such LIBOR Basis cannot be determined in the reasonable opinion of the Administrative Agent, such interest shall be calculated using the Base Rate Basis as then in effect.

         "Reportable Event" shall mean, with respect to any Employee Pension Plan, an event described in Section 4043(b) of ERISA.

         "Request for Advance" shall mean a certificate designated as a "Request for Advance," signed by an Authorized Signatory of the Borrower requesting an Advance hereunder, which shall be in substantially the form of Exhibit G attached hereto, and shall, among other things, (i) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance (Eurodollar or Base Rate), and, with respect to LIBOR Advances, the Interest Period selected by the Borrower, (ii) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default, as of the date of such Advance and after giving effect thereto, and (iii) the Applicable Margin then in effect.

         "Restricted Payment" shall mean any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any Restricted Subsidiary of the Borrower) on account of any general or limited partnership interest in, or shares of Capital Stock or other securities of, the Borrower or any of its Restricted Subsidiaries (other than dividends payable solely in stock of such Person and stock splits), including, without limitation, any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any Restricted Subsidiary of the Borrower) on account of any warrants or other rights or options to acquire shares of Capital Stock of the Borrower or any of its Restricted Subsidiaries.

         "Restricted Subsidiary" shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

         "Security Documents" shall mean the Borrower's Pledge Agreement, the Subsidiary Guaranty, the Subsidiary Pledge Agreement, the Borrower's Security Agreement, the Subsidiary Security Agreement, the Parent Pledge Agreement, any other agreement or instrument providing collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing the Administrative Agent, for the benefit of the Banks, with Collateral for the Obligations.

         "Security Interest" shall mean all Liens in favor of the Administrative Agent, for the benefit of the Banks, created hereunder or under any of the Security Documents to secure the Obligations.

         "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than fifty percent (50%) of the outstanding partnership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

         "Subsidiary Guaranty" shall mean that certain Subsidiary Guaranty dated as of even date herewith, in favor of the Administrative Agent and the Banks, given by each Restricted Subsidiary of the Borrower, substantially in the form of Exhibit H hereof, and shall include any similar agreements executed pursuant to Section 5.14 hereof.

         "Subsidiary Pledge Agreement" shall mean that certain Subsidiary Pledge Agreement dated as of even date herewith made by each Restricted Subsidiary of the Borrower having one or more of its own Subsidiaries, on the one hand, in favor of the Administrative Agent, on the other hand, substantially in the form of Exhibit I hereof, and shall include any similar agreements executed pursuant to Section 5.14 hereof.

         "Subsidiary Security Agreement" shall mean that certain Subsidiary Security Agreement dated as of even date herewith between each of the Borrower's Restricted Subsidiaries, on the one hand, and the Administrative Agent, (on behalf of itself and the Banks), on the other hand, substantially in the form of Exhibit J hereof, and shall include any similar agreements executed pursuant to
Section 5.14 hereof.

         "Tax Sharing Agreement" shall mean that certain Tax Sharing Agreement, dated as of October 15, 1996, among Borrower, American Radio Systems and certain other Subsidiaries of American Radio Systems.

         "Total Debt" shall mean, for the Borrower and its Restricted Subsidiaries on a consolidated basis as of any date, the sum (without duplication) of (i) the outstanding principal amount of the Loans, (ii) the aggregate amount of Capitalized Lease Obligations and Indebtedness for Money Borrowed, and (iii) the aggregate amount of all Guarantees.

         "Tower Operation Business" shall mean the ownership, leasing and tower management businesses of the Borrower and its Restricted Subsidiaries.

         "Unavailable Commitment" shall mean $150,000,000 of the Commitment.

         "Unrestricted Subsidiary" shall mean any Subsidiary of the Borrower or any joint venture (which may represent a minority interest) between the Borrower and/or any Subsidiary of the Borrower and any other Person, in each case, which the Borrower has heretofore designated or hereafter designates as an Unrestricted Subsidiary by written notice to the Administrative Agent and the Banks prior to the formation or acquisition of such Subsidiary or joint venture. Notwithstanding the foregoing, no Restricted Subsidiary may be re-designated as an Unrestricted Subsidiary without the prior consent of the Majority Banks. The Unrestricted Subsidiaries as of the Agreement Date are as set forth on Schedule 2 attached hereto.

         "Unrestricted Subsidiary Distributions" shall mean the amount of cash distributions received during such period by the Borrower and its Restricted Subsidiaries from any Unrestricted Subsidiary (other than in connection with the repayment of intercompany Indebtedness).

         "Use of Proceeds Letter" shall mean that certain Use of Proceeds Letter, substantially in the form of Exhibit K attached hereto, to be delivered to the Administrative Agent and the Banks on the date of any Advance hereunder.

         Each definition of an agreement in this Article 1 shall include such agreement as modified, amended or supplemented from time to time in accordance herewith.


                                ARTICLE 2 Loans

         Section 2.1 The Loans. The Banks agree, severally, in accordance with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement and provided there exists no Default or Event of Default hereunder, to lend to the Borrower, prior to the Maturity Date, an amount not at any one time outstanding to exceed, in the aggregate, the Available Commitment. Subject to the terms and conditions hereof and provided there exists no Default or Event of Default hereunder, Advances hereunder may be repaid and reborrowed from time to time on a revolving basis.

         Section 2.2 Manner of Borrowing and Disbursement.

                  (a) Choice of Interest Rate, Etc. Any Advance hereunder shall, at the option of the Borrower, be made as a Base Rate Advance or a LIBOR Advance; provided, however, that at such time as there shall have occurred and be continuing a Default hereunder, the Borrower shall not have the right to receive a LIBOR Advance. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (New York time) in order for such Business Day to count toward the minimum number of Business Days required.

                   (b) Base Rate Advances.

                           (i) Advances. The Borrower shall give the Administrative Agent in the case of Base Rate Advances at least one (1) Business Day's irrevocable prior telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Bank by telephone or telecopy of the contents thereof.

                           (ii) Repayments and Reborrowings. The Borrower may repay or prepay a Base Rate Advance without regard to its Payment Date and (A) upon at least one (1) Business Day's irrevocable prior telephonic notice followed by written notice, reborrow all or a portion of the principal amount thereof as a Base Rate Advance, (B) upon at least three (3) Business Days' irrevocable prior telephonic notice followed by written notice, reborrow all or a portion of the principal thereof as one or more LIBOR Advances, or (C) not reborrow all or any portion of such Base Rate Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed. The failure to give timely notice hereunder with respect to the Payment Date of any Base Rate Advance shall be considered a request for a Base Rate Advance.

                   (c) LIBOR Advances.

                           (i) Advances. Upon request, the Administrative Agent, whose determination in absence of manifest error shall be conclusive, shall determine the available LIBOR Bases and shall notify the Borrower of such LIBOR Bases to apply for the applicable LIBOR advance. The Borrower shall give the Administrative Agent in the case of LIBOR Advances at least three (3) Business Days' irrevocable prior telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Bank by telephone or telecopy of the contents thereof.

                           (ii) Repayments and Reborrowings. At least three (3) Business Days prior to the Payment Date for each LIBOR Advance, the Borrower shall give the Administrative Agent telephonic notice followed by written notice specifying whether all or a portion of such LIBOR Advance (A) is to be repaid and then reborrowed in whole or in part as one or more LIBOR Advances, (B) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (C) is to be repaid and not reborrowed. The failure to give such notice shall preclude the Borrower from reborrowing such Advance as a LIBOR Advance on its Payment Date and shall be considered a request for a Base Rate Advance. Upon such Payment Date such LIBOR Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

                  (d) Notification of Banks. Upon receipt of a Request for Advance, or a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly but no later than the close of business on the day of such notice notify each Bank by telephone or telecopy of the contents thereof and the amount of such Bank's portion of the Advance. Each Bank shall, not later than 12:00 noon (New York time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

                   (e) Disbursement.

                           (i) Prior to 2:00 p.m. (New York time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Banks in like funds by (A) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, or (B) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent.

                           (ii) Unless the Administrative Agent shall have received notice from a Bank prior to 12:00 noon (New York time) on the date of any Advance that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such Advance, the Administrative Agent may assume that such Bank has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent the Bank does not make such ratable portion available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

                           (iii) If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's portion of the applicable Advance for purposes of this Agreement. If such Bank does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, with interest at the Federal Funds Rate. The failure of any Bank to fund its portion of any Advance shall not relieve any other Bank of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Bank shall be responsible for any such failure of any other Bank.

                           (iv) In the event that, at any time when the Borrower is not in Default and has otherwise satisfied each of the conditions in
         Section 3.2 hereof, a Bank for any reason fails or refuses to fund its portion of an Advance and such failure shall continue for a period in excess of thirty (30) days, then, until such time as such Bank has funded its portion of such Advance (which late funding shall not absolve such Bank from any liability it may have to the Borrower), or all other Banks have received payment in full from the Borrower (whether by repayment or prepayment) or otherwise of the principal and interest due in respect of such Advance, such non-funding Bank shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Bank's portion of the Loans shall not be counted as outstanding for purposes of determining "Majority Banks" hereunder, and
         (B) to receive payments of principal, interest or fees from the Borrower, the Administrative Agent or the other Banks in respect of its portion of the Loans.

         Section 2.3 Interest.

                  (a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate Basis for such Advance, in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

                  (b) On LIBOR Advances. Interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Basis for such Advance, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) months, interest on such LIBOR Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on LIBOR Advances then outstanding shall also be due and payable on the Maturity Date.

                  (c) Interest if no Notice of Selection of Interest Rate Basis. If the Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

                  (d) Interest Upon Default. Immediately upon the occurrence of an Event of Default hereunder, the outstanding principal balance of the Loans shall bear interest at the Default Rate. Such interest shall be payable on demand by the Majority Banks and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Majority Banks (or, if applicable to the underlying Event of Default, the Banks) to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

                  (e) LIBOR Contracts. At no time may the number of outstanding LIBOR Advances exceed six (6).

                  (f) Applicable Margin. With respect to any Advance, the Applicable Margin shall be as set forth in a certificate of the chief financial officer of the Borrower delivered to the Administrative Agent based upon the Applicable Margin Ratio for the most recent fiscal quarter end for which financial statements are furnished by the Borrower to the Administrative Agent and each Bank for the fiscal quarter most recently ended as follows:


                Applicable Margin Ratio                                   Base Rate               LIBOR Advance
                                                                     Advance Applicable            Applicable
                                                                           Margin                    Margin

A.   Greater than or equal to 5.50:1                                          1.000%                  2.250%

B.   Greater than or equal to 5.00:1, but less than 5.50: 1                   0.875%                  2.125%

C.   Greater than or equal to 4.50:1, but less than 5.00:1                    0.625%                  1.875%

D.   Greater than or equal to 4.00:1, but less than 4.50:1                    0.375%                  1.625%

E.   Greater than 3.50: 1, but less than 4.00:1                               0.000%                  1.250%

F.   Less than 3.50:1                                                         0.000%                  1.000%

Changes to the Applicable Margin shall be effective (i) with respect to an increase in the Applicable Margin, as of the second (2nd) Business Day after the day on which the financial statements are required to be delivered to the Administrative Agent and the Banks pursuant to Section 6.1 or Section 6.2 hereof, as the case may be; provided, however, if such financial statements are not delivered to the Administrative Agent and the Banks on or before the date specified in such Section, such increase shall be effective as of the date specified in such Section for delivery of the financial statements, and (ii) with respect to a decrease in the Applicable Margin, as of the later of (A) the second (2nd) Business Day after the day on which such financial statements are required to be delivered pursuant to Section 6.1 or Section 6.2 hereof, as the case may be, and (B) the date on which such financial statements are actually delivered to the Administrative Agent and the Banks. The Applicable Margin on the Agreement Date shall be based on the Borrower's financial statements with respect to June 30, 1997 and the Total Debt as of the Agreement Date.

         Upon the occurrence and during the continuance of an Event of Default, the Applicable Margins shall not be subject to downward adjustment and shall automatically revert to the Applicable Margins set forth in part A of the above table until such time as such Event of Default is cured or waived.

         Section 2.4 Commitment Fees.

                  (a) Unavailable Commitment. Commencing on the Agreement Date, and continuing until the earlier to occur of (i) the date of the effective date of the Commitment Increase (if any) and (ii) the first anniversary of the Agreement Date, the Borrower agrees to pay to the Administrative Agent for the account of each of the Banks, in accordance with such Bank's respective Commitment Ratio, a commitment fee on the amount of the

Unavailable Commitment at a rate of one-eighth of one percent (0.125%) per annum, which fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the earliest to occur of the above dates, and shall be fully earned when due and non-refundable when paid.

                  (b) Available Commitment. Commencing on the Agreement Date and of all times thereafter, the Borrower agrees to pay to the Administrative Agent for the account of each of the Banks in accordance with such Bank's respective Commitment Ratio, a commitment fee on the aggregate unborrowed balance of the Commitment (less, if applicable, the Unavailable Commitment) for each day from the date of the Agreement Date until the Maturity Date, at a rate of (i) one-half of one percent (0.500%) per annum when the Applicable Margin Ratio is greater than or equal to 4.00: 1; and (ii) three-eighths of one percent (0.375%) per annum when the Applicable Margin Ratio is less than 4.00: 1. Such commitment fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last Business Day of each calendar quarter, and shall be fully earned when due and non-refundable when paid. A final payment of any commitment fee then payable shall also be due and payable on the Maturity Date.

         Section 2.5 Mandatory Commitment Reductions

                  (a) Scheduled Reductions. Commencing on September 30, 2000 and at the end of each calendar quarter thereafter, the Existing Commitment as of September 29, 2000 shall be automatically and permanently reduced as set forth below (which reductions are in addition to those set forth in Sections 2.5(b), 2.5(c), 2.5(d) and 2.6 hereof):

                                                                            Quarterly Percentage of Reduction
                                                                                  of Existing Commitment
      Dates of Existing Commitment Reduction                                       As Of September 29, 2000
      --------------------------------------                              ---------------------------------

September 30, 2000 and December 31, 2000                                                   3.750%

March 3 1, 2001, June 30, 2001,
September 30, 2001 and December 31, 2001                                                   3.125%

March 31, 2002, June 30, 2002,
September 30, 2002 and December 31, 2002                                                   3.750%

March 31, 2003, June 30, 2003,
September 30, 2003 and December 31, 2003                                                   5.000%

March 31, 2004, June 30, 2004,
September 30, 2004 and December 31, 2004                                                   5.625%

March 31, 2005                                                                             7.500%

The Borrower shall make a repayment of the Loans outstanding, together with accrued interest thereon, on or before the effective date of each reduction in the Existing Commitment under this Section 2.5(a), such that the aggregate principal amount of the Loans outstanding at no time exceeds the Existing Commitment as so reduced. Any remaining unpaid principal and interest under the Existing Commitment shall be due and payable in full on the Maturity Date, and the Existing Commitment shall thereupon terminate.

                  (b) Reduction From Excess Cash Flow. On April 15, 2001, and on each April 15 thereafter during the term of this Agreement, the Existing Commitment shall be permanently reduced by an amount equal to fifty percent (50%) of Excess Cash Flow for the fiscal year immediately preceding the calculation date. Reductions to the Existing Commitment under this Section shall be applied to the reductions set forth in Section 2.5(a) hereof in inverse order of the reductions set forth therein.

                  (c) Reduction From Permitted Asset Sales. On the Business Day following the date of receipt by the Borrower or any of its Restricted Subsidiaries of the Net Proceeds of any asset sale permitted pursuant to Section
7.4 hereof, the Existing Commitment shall be automatically and permanently reduced by an amount equal to such Net Proceeds; provided, however, that the Existing Commitment shall not be required to be reduced by such Net Proceeds until the amount of such unapplied Net Proceeds exceeds $1,000,000 in the aggregate during the term hereof; provided, further, however, that the Borrower may notify the Administrative Agent in writing that it intends to use any or all of such Net Proceeds to acquire fixed or capital assets permitted by Section 7.6 hereof within six (6) months of the date of receipt of such Net Proceeds, in which case, the reduction in the Existing Commitment up to the amount of the Net Proceeds intended to be used which is otherwise required by this Section 2.5(c) need not be made, but if all or part of such Net Proceeds are not used or irrevocably committed to be used within such six (6)-month period, the Existing Commitment shall be permanently reduced by an amount equal to such Net Proceeds on the earlier of (i) the first day following the end of such six (6)-month period and (ii) the date on which the Borrower has reasonably determined that such Net Proceeds shall not be so used. Reductions to the Existing Commitment under this Section shall be applied to the reductions set forth in Section 2.5(a) hereof in inverse order of the reductions set forth therein.

                  (d) Reduction From Sale of Capital Stock and Debt Instruments. On the Business Day following the date of receipt by the Borrower of the net proceeds of any sale its Capital Stock or debt instruments or other securities (other than an amount not to exceed $2,000,000 in the aggregate from the sale of securities in connection with any employee stock option plan of the Borrower), the Existing Commitment shall automatically and permanently be reduced by an amount equal (i) 100% of such net proceeds to the extent the Leverage Ratio is greater than or equal to 4.0: 1; or (ii) 50% of such net proceeds to the extent the Leverage Ratio is less than 4.0: 1; provided, however, the provisions of this Section 2.5(d) shall not apply to equity contributions by the Parent or American Radio Systems which are made with the proceeds to Indebtedness for Money Borrowed issued in accordance with Section 8.1(p) hereof and which do not exceed $50,000,000 in the aggregate. Reductions to the Existing Commitment under this Section shall be applied to the reductions set forth in Section 2.5(a) hereof in inverse order of the reductions set forth therein.

         Section 2.6 Voluntary Commitment Reductions. The Borrower shall have the right, at any time and from time to time after the Agreement Date and prior to the Maturity Date, upon at least three (3) Business Days' prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Existing Commitment, on a pro rata basis among the Banks, provided, however, that any such partial reduction shall be made in an amount not less than $5,000,000 and in integral multiples of not less than $1,000,000. As of the date of cancellation or reduction set forth in such notice, the Existing Commitment shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall pay to the Administrative Agent for the Banks the amount necessary to reduce the principal amount of the Loans then outstanding under the Existing Commitment to not more than the amount of the Existing Commitment as so reduced, together with accrued interest on the amount so prepaid and commitment fees accrued through the date of the reduction with respect to the amount reduced. Reductions in the Existing Commitment pursuant to this Section shall be applied pro rata to the then remaining reductions set forth in Section 2.5(a) hereof.

         Section 2.7 Prepayments and Repayments.

                  (a) Prepayment. The principal amount of any Base Rate Advance may be prepaid in full or ratably in part at any time, without penalty and without regard to the Payment Date for such Advance. LIBOR Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent, provided that the Borrower shall reimburse the Banks and the Administrative Agent, on demand by the applicable Bank or the Administrative Agent, for any loss or reasonable out-of-pocket expense incurred by any Bank or the Administrative Agent in connection with such prepayment, as set forth in Section 2.10 hereof. Any prepayment hereunder shall be in amounts of not less than $500,000 and in integral multiples of $100,000.

                   (b) Repayments.

                           (i) Loans in Excess of  Commitment.  If, at any time,
                  the amount of the Loans then outstanding shall exceed the Available Commitment, the Borrower shall, on such date and subject to Sections 2.10 and 2.11 hereof, make a repayment of the principal amount of the Loans in an amount equal to such excess, together with any accrued interest and fees with respect thereto.

                           (ii) From Excess Cash Flow. On April 15, 2000, and on
                  each April 15 thereafter during the term of this Agreement, the Borrower shall make a repayment of the Loans then outstanding in an amount equal to fifty percent (50%) of the Excess Cash Flow for the fiscal year immediately preceding the calculation date.

                           (iii) From Permitted Asset Sales. On the Business Day
                  following the date of receipt by the Borrower or any of its Restricted Subsidiaries of the Net Proceeds of any asset sale permitted pursuant to Section 7.4 hereof, and to the extent that the Borrower is required to reduce the Existing Commitment pursuant to Section 2.5(c) hereof, the Borrower shall make a repayment of the Loans by an amount equal to the amount of such reduction.

                           (iv) From Capital Stock and Debt Instruments.  On the
                  Business Day following the receipt by the Borrower of the Net Proceeds of any sale of its Capital Stock or debt instruments or other securities, and to the extent that the Borrower is required to reduce the Existing Commitment pursuant to Section 2.5(d) hereof, the Borrower shall make a repayment of the Loans by an amount equal to the amount of such reduction.

                           (v) Maturity  Date. In addition to the  foregoing,  a
                  final payment of all Obligations then outstanding shall be due and payable on the Maturity Date.

         Section 2.8 Notes; Loan Accounts.

                   (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and shall be evidenced by the Notes. One Note shall be payable to the order of each Bank, in accordance with such Bank's respective Commitment Ratio. The Notes shall be issued by the Borrower to the Banks and shall be duly executed and delivered by one or more Authorized Signatories.

                   (b) Each Bank may open and maintain on its books in the name of the Borrower a loan account with respect to its portion of the Loans and interest thereon. Each Bank which opens such a loan account shall debit such loan account for the principal amount of its portion of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Bank with respect to the loan account maintained by it shall be prima facie evidence of its portion of the Loans and accrued interest thereon absent manifest error, but the failure of any Bank to make any such notations or any error or mistake in such notations shall not affect the Borrower's repayment obligations with respect to such Loans.

         Section 2.9 Manner of Payment.

                  (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees and any other amount owed to the Banks or the Administrative Agent or any of them under this Agreement or the Notes shall be made not later than 1:00 p.m. (New York time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Banks or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (New York time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Bank or Banks hereunder prior to 1:00 p.m. (New York time) on any Business Day shall be deemed to constitute receipt by such Bank or Banks on such Business Day. In the case of a payment for the account of a Bank, the Administrative Agent will promptly, but no later than the close of business on the date such payment is deemed received, thereafter distribute the amount so received in like funds to such Bank. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Banks accordingly. In the event that the Administrative Agent shall fail to make distribution to any Bank as required under this Section 2.9, the Administrative Agent agrees to pay such Bank interest from the date such payment was due until paid at the Federal Funds Rate.

                   (b) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever.

                  (c)  Prior to the  declaration  of an Event of  Default  under
Section 8.2 hereof, if some but less than all amounts due from the Borrower are received by the Administrative Agent with respect to the Obligations, the Administrative Agent shall distribute such amounts in the following order of priority, all on a pro rata basis to the Banks: (i) to the payment on a pro rata basis of any fees or expenses then due and payable to the Administrative Agent or the Banks, or any of them; (ii) to the payment of interest then due and payable on the Loans; (iii) to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable to the Administrative Agent or the Banks, or any of them, hereunder or under the Notes or any other Loan Document; and (iv) to the payment of principal then due and payable on the Loans.

                   (d) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         Section 2.10 Reimbursement.

                  (a) Whenever any Bank shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (i) failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), or (ii) prepayment (or failure to prepay after giving notice thereof) of any LIBOR Advance in whole or in part for any reason, the Borrower agrees to pay to such Bank, upon such Bank's demand, an amount sufficient to compensate such Bank for all such losses and out-of-pocket expenses. Such Bank's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct absent manifest error.

                  (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, lost margins, expenses incurred by any Bank or any participant of such Bank permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, or not paid, as the case may be, and will be payable whether the Maturity Date is changed by virtue of an amendment hereto (unless such amendment expressly waives such payment) or as a result of acceleration of the Obligations.

         Section 2.11 Pro Rata Treatment.

                  (a) Advances. Each Advance from the Banks hereunder, shall be made pro rata on the basis of the respective Commitment Ratios of the Banks.

                  (b) Payments. Each payment and prepayment of principal of the Loans, and, except as provided in Section 2.2(e) and Article 10 hereof, each payment of interest on the Loans, shall be made to the Banks pro rata on the basis of their respective unpaid principal amounts outstanding under the Notes immediately prior to such payment or prepayment. If any Bank shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans in excess of its ratable share of the Loans under its Commitment Ratio, such Bank shall forthwith purchase from the other Banks such participations in the portion of the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

         Section 2.12 Capital Adequacy. If after the date hereof, the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or the bank holding company of such Bank) with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Bank's capital as a consequence of its obligations hereunder with respect to the Loans and the Commitment to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Bank's (or the bank holding company of such Bank) capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Bank to be material, then, upon demand by such Bank, the Borrower shall promptly pay to such Bank such additional amounts as shall be sufficient to compensate such Bank for such reduced return, together with interest on such amount from the fourth (4th) Business Day after the date of demand or the Maturity Date, as applicable, until payment in full thereof at the Default Rate. A certificate of such Bank setting forth the amount to be paid to such Bank by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be presumptively correct absent manifest error.

         Section 2.13 Bank Tax Forms. On or prior to the Agreement Date and on or prior to the first Business Day of each calendar year thereafter, each Bank which is organized in a jurisdiction other than the United States shall provide each of the Administrative Agent and the Borrower with a properly executed originals of Forms 4224 or 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, and properly executed Internal Revenue Service Forms W-8 or W-9, as the case may be, certifying (i) as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder and under the Notes or (ii) that all payments to be made to such Bank hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each such Bank agrees to provide the Administrative Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower.


                         ARTICLE 3 Conditions Precedent

         Section 3.1 Conditions Precedent to Effectiveness of this Amendment and Restatement. The effectiveness of this amendment and restatement to the Prior Loan Agreement is subject to the prior or contemporaneous fulfillment of each of the following conditions:

                  (a) The Administrative Agent and the Banks shall have received each of the following:

                           (i) this Agreement duly executed;

                           (ii) the loan certificate of the Borrower dated as of
                  the Agreement Date, in substantially the form attached hereto as Exhibit L, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (A) a true, complete and correct copy of the Certificate of Incorporation and By-laws of the Borrower as in effect on the Agreement Date, (B) certificates of good standing for the Borrower issued by the Secretary of State or similar state official for the state of incorporation of the Borrower and for each state in which the Borrower is required to qualify to do business, (C) a true, complete and correct copy of the corporate resolutions of the Borrower authorizing the Borrower to execute, deliver and perform this Agreement and the other Loan Documents, and (D) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the stock of the Borrower;

                           (iii) duly executed Notes;

                           (iv) duly executed Security Documents;

                           (v) copies of insurance binders or certificates covering the assets of the Borrower and its Restricted Subsidiaries, and otherwise meeting the requirements of
                  Section 5.5 hereof, together with copies of the underlying insurance policies;

                           (vi) legal  opinion  of  Sullivan  &  Worcester  LLP,
                  counsel to the Borrower; addressed to each Bank and the Administrative Agent and dated as of the Agreement Date;

                           (vii) duly executed Certificates of Financial Condition for the Borrower and its Restricted Subsidiaries on a consolidated and consolidating basis, given by the chief financial officer of the Borrower;

                           (viii) copies of the most recent quarterly  financial
                  statements of the Borrower and its Restricted Subsidiaries provided to each Bank and each Administrative Agent, certified by the chief financial officer of the Borrower;

                           (ix) duly executed  Master  Assignment and Assumption
                  Agreement dated as of the Agreement Date, among the Banks and Signet Bank, N.A. in form and substance satisfactory to the Banks; and

                           (x)all such other documents as the Administrative Agent may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

                   (b) The Administrative Agent and the Banks shall have received evidence satisfactory to them that all Necessary Authorizations, including all necessary consents to the closing of this Agreement, have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Borrower, threatened reversal or cancellation, and the Administrative Agent and the Banks shall have received a certificate of an Authorized Signatory so stating.

                   (c) The Borrower shall certify to the Administrative Agent and the Banks that each of the representations and warranties in Article 4 hereof are true and correct in all material respects as of the Agreement Date and that no Default or Event of Default then exists or is continuing.

                   (d) The Borrower shall have paid to the Administrative Agent for the account of each Bank the facility fees set forth in those letter agreements dated the Agreement Date in favor of each Bank.

                   (e) The Administrative Agent shall have received copies of executed asset purchase agreements for certain acquistions from Diablo and Micronet for an aggregate purchase price of not greater than $120,000,000 and in form and substance satisfactory to the Banks.

                   (f) The Administrative Agent shall have received evidence reasonably satisfactory to it that no real property owned by the Borrower is located in a Federal or state designated flood zone or, to the extent that any such real property is located in a Federal or state designated flood zone, evidence satisfactory to it that such real property is sufficiently insured against flood related losses.

         Section 3.2 Conditions Precedent to Each Advance. The obligation of the Banks to make each Advance on or after the Agreement Date is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

                  (a) All of the representations and warranties of the Borrower under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Borrower's Restricted Subsidiaries), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance, and after giving effect to any updates to information provided to the Banks in accordance with the terms of such representations and warranties, and no Default hereunder shall then exist or be caused thereby;

                   (b) With respect to Advances which, if funded, would increase
the   aggregate   principal   amount  of  Loans   outstanding   hereunder,   the
Administrative Agent shall have received a duly executed Request for Advance;

                   (c) The Administrative Agent and the Banks shall have received all such other certificates, reports, statements, opinions of counsel (if such Advance is in connection with an Acquisition) or other documents as the Administrative Agent or any Bank may reasonably request;

                   (d) With respect to any Advance relating to any Acquisition or the formation of any Subsidiary which is permitted hereunder, the Administrative Agent and the Banks shall have received such documents and instruments relating to such Acquisition or formation of a new Restricted Subsidiary as are described in Section 5.14 hereof or otherwise required herein.

                    ARTICLE 4 Representations and Warranties

         Section 4.1 Representations and Warranties. The Borrower hereby agrees, represents and warrants, upon the Agreement Date, in favor of the Administrative Agent and each Bank that:

                  (a) Organization; Ownership; Power; Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. Except as set forth on Schedule
4.l(a) attached hereto, each Restricted Subsidiary of the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Borrower and each of its Restricted Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except where failure to be so qualified, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Authorization; Enforceability. The Borrower has the corporate power and has taken all necessary corporate action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity.

                  (c)   Subsidiaries:    Authorization;    Enforceability.   The
Borrower's Restricted Subsidiaries and the Borrower's direct and indirect ownership thereof as of the Agreement Date are as set forth on Schedule 4.1(c) attached hereto, and to the extent such Restricted Subsidiaries are corporations, the Borrower has the unrestricted right to vote the issued and outstanding shares of the Restricted Subsidiaries shown thereon and such shares of such Restricted Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Restricted Subsidiary of the Borrower has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Restricted Subsidiary of the Borrower is party is a legal, valid and binding obligation of such Restricted Subsidiary enforceable against such Restricted Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity. The Borrower's ownership interest in each of its Restricted Subsidiaries represents a direct or indirect controlling interest of such Restricted Subsidiary for purposes of directing or causing the direction of the management and policies of each Restricted Subsidiary.

                  (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and the Notes, and by the Borrower and its Restricted Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any Applicable Law respecting the Borrower or any Restricted Subsidiary of the Borrower, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws or partnership agreements, as the case may be, as amended, of the Borrower or of any Restricted Subsidiary of the Borrower, or under any material indenture, agreement, or other instrument, including without limitation the Licenses, to which the Borrower or any of its Restricted Subsidiaries is a party or by which any of them or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Restricted Subsidiaries, except for Permitted Liens.

                  (e) Business. The Borrower, together with its Subsidiaries, is engaged in the business of owning, constructing, managing, operating, and investing in communications tower facilities.

                   (f) Licenses, etc. The Licenses have been duly issued and are in full force and effect. The Borrower and its Restricted Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrower and its Restricted Subsidiaries have secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. Neither any License nor any Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation.

                   (g) Compliance with Law. The Borrower and its Restricted Subsidiaries are in compliance with all Applicable Law, except where the failure to be in compliance would not individually or in the aggregate have a Material Adverse Effect.

                  (h) Title to Assets. As of the Agreement Date, the Borrower and its Restricted Subsidiaries have good, legal and marketable title to, or a valid leasehold interest in, all of its assets. None of the properties or assets of the Borrower or any of its Restricted Subsidiaries is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any of its Restricted Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of its Restricted Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any of its Restricted Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

                  (i) Litigation. As of the date hereof, there is no action, suit, proceeding or investigation pending against, or, to the knowledge of the Borrower, threatened against or in any other manner relating adversely to, the Borrower or any of its Restricted Subsidiaries or any of their respective properties, including without limitation the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body (including without limitation the FCC) except as set forth on Schedule 4.1(i) attached hereto (as such schedule may be updated from time to time). No such action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) individually or collectively involves the possibility of any judgment or liability not fully covered by insurance which, if determined adversely to the Borrower or any of its Restricted Subsidiaries, would have a Materially Adverse Effect.

                  (j) Taxes. All federal, state and other tax returns of the Borrower and each of its Restricted Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or any of its Restricted Subsidiaries or imposed upon the Borrower or any of its Restricted Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (x) the payment of which the Borrower or any of its Restricted Subsidiaries is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves have been provided on the books of the Borrower or the Restricted Subsidiary of the Borrower involved, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Borrower and each of its Restricted Subsidiaries in respect of taxes are, in the judgment of the Borrower, adequate.

                  (k) Financial Statements. The Borrower has furnished or caused to be furnished to the Administrative Agent and the Banks as of the Agreement Date, the audited financial statements for American Radio Systems and its Subsidiaries on a consolidated basis for the fiscal year ended December 31, 1996, and unaudited financial statements for the Borrower and its Restricted Subsidiaries for the fiscal quarter ended June 30, 1997, all of which have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Borrower and its Restricted Subsidiaries on a consolidated basis, on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end and audit adjustments). Neither the Borrower nor any of its Restricted Subsidiaries has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement.

                   (l) No Material Adverse Change. There has occurred no event since December 31, 1996 which has or which could reasonably be expected to have a Materially Adverse Effect.

                  (m) ERISA. The Borrower and each Subsidiary of the Borrower and each of their respective Plans are in compliance with ERISA and the Code and neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower, each of its Subsidiaries, and each other ERISA Affiliate have complied in all material respects with all requirements of ERISA. Neither the Borrower nor any of its Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in the Borrower's employee handbook and memoranda to employees. Neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any material liability to PBGC in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which PBGC would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (within the meaning of Section 4041 of ERISA) due under the Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or

Section 4975 of the Code. Neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, is or has been obligated to make any payment to a Multiemployer Plan.

                  (n) Compliance with Regulations G, T, U and X. Neither the Borrower nor any of the Borrower's Restricted Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any of the Borrower's Restricted Subsidiaries owns or presently intends to acquire, any "margin security" or "margin stock" as defined in Regulations G, T, U, and X (12 C.F.R. Parts 207, 220, 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations G, T, U, and X. The Borrower has not taken, caused or authorized to be taken, and will not take any action which might cause this Agreement or the Notes to violate Regulation G, T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Borrower will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-I referred to in Regulations G and U of said Board of Governors and
(ii) other documents evidencing its compliance with the margin regulations, reasonably requested by the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation G, T, U, or X of said Board of Governors.

                  (o) Investment Company Act. Neither the Borrower nor any of its Restricted Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Restricted Subsidiaries of this Agreement and the Loan Documents nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

                  (p) Governmental Regulation. Neither the Borrower nor any of its Restricted Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document. Neither the Borrower nor any of its Restricted Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document, other than filing of appropriate UCC financing statements and mortgages.

                  (q) Absence of Default, Etc. The Borrower and its Restricted Subsidiaries are in compliance in all respects with all of the provisions of their respective partnership agreements, Certificates or Articles of
Incorporation and By-Laws, as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, (i) a Default or (ii) a material default by the Borrower or any of its Restricted Subsidiaries under any indenture, agreement or other instrument relating to Indebtedness of the Borrower or any of its Restricted Subsidiaries in the amount of $1,000,000 or more in the aggregate, any material License, or any judgment, decree or order to which the Borrower or any of its Restricted Subsidiaries is a party or by which the Borrower or any of its Restricted Subsidiaries or any of their respective properties may be bound or affected.

                  (r) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to the Borrower or any of its Restricted Subsidiaries and furnished by or on behalf of the Borrower or any of its Restricted Subsidiaries to the Administrative Agent or the Banks, taken as a whole, were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Banks true and accurate knowledge of the subject matter, and all projections, consisting of a consolidated projected cash flow statement, an income statement, and a balance sheet for Borrower and its Restricted Subsidiaries (the "Projections") (i) disclose all assumptions made with respect to costs, general economic conditions, and financial and market conditions formulating the Projections; (ii) are based on reasonable estimates and assumptions; and (iii) reflect, as of the date prepared, and continue to reflect, as of the date hereof, the reasonable estimate of Borrower of the results of operations and other information projected therein for the periods covered thereby.

                  (s) Agreements with Affiliates. Except for agreements or arrangements with Affiliates wherein the Borrower or one or more of its Restricted Subsidiaries provides services to such Affiliates for fair consideration or which are set forth on Schedule 4.l(s) attached hereto, neither the Borrower nor any of its Restricted Subsidiaries has (i) any written agreements or binding arrangements of any kind with any Affiliate or (ii) any management or consulting agreements of any kind with any Affiliate, other than those between the Borrower and its Restricted Subsidiaries.

                   (t) Payment of Wages. The Borrower and each of its Restricted Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and to the knowledge of the Borrower and each of its Subsidiaries, such Persons have paid all minimum and overtime wages required by law to be paid to their respective employees.

                  (u) Priority. The Security Interest is a valid and, upon filing of appropriate UCC financing statements and/or mortgages, will be a perfected first priority security interest in the Collateral in favor of the Administrative Agent, for the benefit of itself and the Banks, securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries, as the case may be).

                   (v) Indebtedness. Except as shown on the financial statements of Borrower for the fiscal quarter ended June 30, 1997, or as described on
Schedule 4.l(v) attached hereto neither the Borrower nor any of its Restricted Subsidiaries has outstanding, as of the Agreement Date, and after giving effect to the initial Advances hereunder on the Agreement Date, any Indebtedness for Money Borrowed.


                  (w) Solvency. As of the Agreement Date and after giving effect to the transactions contemplated by the Loan Documents (i) the property of the Borrower, at a fair valuation, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Borrower will be greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

         Section 4.2 Survival of Representations and Warranties, Etc. All representations and warranties made under this Agreement and any other Loan Document shall be deemed to be made, and shall be true and correct in all material respects, at and as of the Agreement Date and on the date of each Advance except to the extent relating specifically to the Agreement Date. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Banks and the Administrative Agent, any investigation or inquiry by any Bank or the Administrative Agent, or the making of any Advance under this Agreement.

                          ARTICLE 5 General Covenants

         So long as any of the Obligations is outstanding and unpaid or the Banks have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Banks, or such greater number of Banks as may be expressly provided herein, shall otherwise consent in writing:

         Section 5.1 Preservation of Existence and Similar Matters. Except as permitted under Section 7.4 hereof, the Borrower will, and will cause each of its Restricted Subsidiaries to:

                   (a) preserve and maintain its existence, and its material rights, franchises, licenses and privileges in the state of its incorporation, including, without limiting the foregoing, the Licenses and all other Necessary Authorizations; and

                   (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for such failure to so qualify and be so authorized as could not reasonably be expected to have a Material Adverse Effect.

         Section 5.2 Business; Compliance with Applicable Law. The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) engage in the business of owning, constructing, managing, operating and investing in communications tower facilities and related businesses and no unrelated activities, and (b) comply in all material respects with the requirements of all Applicable Law.

         Section 5.3 Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in their respective businesses (whether owned or held under lease), other than obsolete equipment or unused assets and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

         Section 5.4 Accounting Methods and Financial Records. The Borrower will, and will cause each of its Restricted Subsidiaries on a consolidated and consolidating basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of their respective properties and assets. The Borrower and its Restricted Subsidiaries will maintain a fiscal year ending on December 31.

         Section 5.5 Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to:

                   (a)  Maintain  insurance  including,   but  not  limited  to,
business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower and each of its Restricted Subsidiaries as is prudent for similarly situated companies engaged in the communications tower industry.

                   (b) Keep their respective assets insured by insurers on terms and in a manner reasonably acceptable to the Administrative Agent against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for the communications tower management and operation industry and reasonably satisfactory to the Administrative Agent, all premiums thereon to be paid by the Borrower and its Restricted Subsidiaries.

                   (c) Require that each insurance policy provide for at least thirty (30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, and name the Administrative Agent as additional named lender loss payee and, as appropriate, additional insured, to the extent of the Obligations.

         Section 5.6 Payment of Taxes and Claims. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of its Restricted Subsidiaries to, timely file all information returns required by federal, state or local tax authorities.

         Section 5.7 Compliance with ERISA.

                   (a) The Borrower shall, and shall cause its Subsidiaries to, make all contributions to any Employee Pension Plan when such contributions are due and not incur any "accumulated funding deficiency" within the meaning of
Section 412(a) of the Code, whether or not waived, and will otherwise comply with the requirements of the Code and ERISA with respect to the operation of all Plans, except to the extent that the failure to so comply could not have a Materially Adverse Effect.

                   (b) The Borrower shall, and shall cause its Subsidiaries to, comply in all respects with the requirements of ERISA with respect to any Plans subject to the requirements thereof, except to the extent that the failure to so comply could not have a Materially Adverse Effect.

                  (c) The Borrower shall furnish to Administrative Agent (i) within 30 days after any officer of the Borrower obtains knowledge that a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries, that any Reportable Event has occurred with respect to any Employee Pension Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan or to appoint a trustee to administer any Employee Pension Plan, a statement setting forth the details as to such prohibited transaction, Reportable Event or termination or appointment proceedings and the action which it (or any other Employee Pension Plan sponsor if other than the Borrower) proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) promptly after receipt thereof, a copy of any notice the Borrower, any of its Subsidiaries or any of its ERISA Affiliates or the sponsor of any Plan receives from PBGC, or the Internal Revenue Service or the Department of Labor which sets forth or proposes any action or determination with respect to such Plan, (iii) promptly after the filing thereof, any annual report required to be filed pursuant to ERISA in connection with each Plan maintained by the Borrower or any of its ERISA Affiliates, including the Subsidiaries, and (iv) promptly upon the Administrative Agent's request therefor, such additional information concerning any such Plan as may be reasonably requested by the Administrative Agent.

                   (d) The Borrower will promptly notify the Administrative Agent of any excise taxes which have been assessed or which the Borrower, any of its Subsidiaries or any of its ERISA Affiliates has reason to believe may be assessed against the Borrower, any of its Subsidiaries or any of its ERISA Affiliates by the Internal Revenue Service or the Department of Labor with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

                   (e)  Within  the time  required  for notice to the PBGC under
Section 302(f)(4)(A) of ERISA, the Borrower will notify the Administrative Agent of any lien arising under Section 302(f) of ERISA in favor of any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

                   (f) The Borrower will not, and will not permit any of its Subsidiaries or any of its ERISA Affiliates, to take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject the Borrower, any of its Subsidiaries, or any of its ERISA Affiliates to any tax, penalty, or other liabilities which could have a Materially Adverse Effect:

                           (i) engage in any transaction in connection with which the Borrower, any of its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
                  Section 4975 of the Code;

                           (ii) terminate any Employee Pension Plan in a manner,
                  or take any other action, which could result in any liability of the Borrower, any of its Subsidiaries or any ERISA Affiliate to the PBGC;

                           (iii)  fail  to make  full  payment  when  due of all
                  amounts which, under the provisions of any Plan, the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency within the meaning of Section 412(a) of the Code, whether or not waived, with respect to any Employee Pension Plan; or

                           (iv) permit the present value of all benefit liabilities under all Employee Pension Plans which are subject to Title IV of ERISA to exceed the present value of the assets of such Plans allocable to such benefit liabilities (within the meaning of Section 4041 of ERISA), except as may be permitted under actuarial funding standards adopted in accordance with Section 412 of the Code.

         Section 5.8 Visits and Inspections. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit representatives of the Administrative Agent and any of the Banks, upon reasonable notice, to (a) visit and inspect the properties of the Borrower or any of its Restricted Subsidiaries during business hours, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. The Borrower and each of its Restricted Subsidiaries will also permit representatives of the Administrative Agent and any of the Banks to discuss with their respective accountants the Borrower's and the Borrower's Restricted Subsidiaries' businesses, assets, liabilities, financial positions, results of operations and business prospects.

         Section 5.9 Payment of Indebtedness; Loans. Subject to any provisions herein or in any other Loan Document, the Borrower will, and will cause each of its Restricted Subsidiaries to, pay any and all of their respective Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

         Section 5.10 Use of Proceeds. The Borrower will use the aggregate proceeds of all Advances under the Loans directly or indirectly:

                   (a) to fund Acquisitions permitted by Section 7.6 hereof;

                  (b) to fund Capital Expenditures to the extent permitted under
Section 7.11 hereof; and

                   (c) for working capital needs and other corporate purposes of the Borrower and its Restricted Subsidiaries (including, without limitation, the fees and expenses incurred in connection with the execution and delivery of this Agreement) which do not otherwise conflict with this Section 5.10.

No proceeds of Advances hereunder shall be used for the purchase or carrying or the extension of credit for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System.

         Section 5.11 Real Estate. The Borrower shall, and shall cause its Restricted Subsidiaries to, within ninety (90) days from the Agreement Date, and, thereafter, within thirty (30) days of the acquisition of any real estate permitted under Section 7.13 hereof and within thirty (30) days after the reports produced pursuant to Section 6.6 hereof, grant a mortgage to the Administrative Agent securing the Obligations (or such amount thereof as is equal to the fair market value of such real estate if the Majority Banks so permit), in form and substance reasonably satisfactory to the Administrative Agent, covering the parcels of real estate owned by the Borrower or any of its Restricted Subsidiaries which in the aggregate account for not less than seventy-five percent (75%) of the revenues generated by all such parcels of real estate based upon the reports required pursuant to Section 6.6 hereof. The Borrower shall, and shall cause its Restricted Subsidiaries to, deliver to the Administrative Agent all documentation, including opinions of counsel and policies of title insurance, which in the reasonable opinion of the Administrative Agent are appropriate with each such grant, including any phase I environmental audit requested by the Majority Banks.

         Section 5.12 Indemnity. The Borrower agrees to indemnify and hold harmless each Bank, the Administrative Agent, and each of their respective affiliates, employees, representatives, shareholders, officers and directors (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, losses, damages, actions, reasonable attorneys' fees and expenses (as such fees and expenses are incurred) and demands by any party, including the costs of investigating and defending such claims, whether or not the Borrower, any Restricted Subsidiary or the Person seeking indemnification is the prevailing party (a) resulting from any breach or alleged breach by the Borrower or any Restricted Subsidiary of the Borrower of any representation or warranty made hereunder or under any Loan Document; or (b) otherwise arising out of (i) the Commitment or otherwise under this Agreement, any Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of Loans hereunder in any fashion by the Borrower or the performance of their respective obligations under the Loan Documents by the Borrower or any of its Restricted Subsidiaries, (ii) allegations of any participation by the Banks, the Administrative Agent, or any of them, in the affairs of the Borrower or any of its Subsidiaries, or allegations that any of them has any joint liability with the Borrower or any of its Restricted Subsidiaries for any reason, (iii) any claims against the Banks, the Administrative Agent, or any of them, by any shareholder or other investor in or lender to the Borrower or any Restricted Subsidiary, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of the Commitment or otherwise under this Agreement; or (c) in connection with taxes (not including federal or state income or franchise taxes or other taxes based solely upon the revenues or income of such Persons), fees, and other charges payable in connection with the Loans, or the execution, delivery, and enforcement of this Agreement, the Security Documents, the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof, unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order. The obligations of the Borrower under this Section 5.12 are in addition to, and shall not otherwise limit, any liabilities which the Borrower might otherwise have in connection with any warranties or similar obligations of the Borrower in any other Loan Document.

         Section 5.13 Interest Rate Hedging. Within sixty (60) days of the Agreement Date and forty-five (45) days after each Advance, the Borrower shall enter into (and shall at all times thereafter maintain for a period of not less than two (2) years) one or more Interest Hedge Agreements with respect to the Borrower's interest obligations on not less than fifty percent (50%) of the principal amount of the Loans outstanding from time to time. Such Interest Hedge Agreements shall provide interest rate protection in conformity with International Swap Dealers Association standards and for an average period of at least two (2) years from the date of such Interest Hedge Agreements or, if earlier, until the Maturity Date on terms reasonably acceptable to the
Administrative Agent, such terms to include consideration of the creditworthiness of the other party to the proposed Interest Hedge Agreement. All Obligations of the Borrower to either Administrative Agent or any of the Banks pursuant to any Interest Hedge Agreement and all Liens granted to secure such

Obligations shall rank pari passu with all other Obligations and Liens securing such other Obligations; and any Interest Hedge Agreement between the Borrower and any other Person shall be unsecured.

         Section 5.14 Covenants Regarding Formation of Restricted Subsidiaries and Acquisitions; Partnership, Subsidiaries. At the time of (i) any Acquisition permitted hereunder, (ii) the purchase by the Borrower or any of its Restricted Subsidiaries of any interests in any Restricted or Unrestricted Subsidiary of the Borrower, or (iii) the formation of any new Restricted or Unrestricted Subsidiary of the Borrower or any of its Restricted Subsidiaries which is permitted under this Agreement, the Borrower will, and will cause its Restricted Subsidiaries, as appropriate, to (a) provide to the Administrative Agent an executed Subsidiary Security Agreement for any new Restricted Subsidiary, in substantially the form of Exhibit J attached hereto, together with appropriate UCC-1 financing statements, as well as an executed Subsidiary Guaranty for such new Restricted Subsidiary, in substantially the form of Exhibit H attached hereto, which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Restricted Subsidiary, substantially in the form of Exhibit M attached hereto, together with appropriate attachments; (b) pledge to the Administrative Agent all of the stock or partnership interests (or other instruments or securities evidencing ownership) of such Subsidiary or Person which is acquired or formed, beneficially owned by the Borrower or any of the Borrower's Restricted Subsidiaries, as the case may be, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Borrower's Pledge Agreement, or a new Subsidiary Pledge Agreement in substantially the form of Exhibit I attached hereto, and execute and deliver to the Administrative Agent all such documentation for such pledge as, in the reasonable opinion of the Administrative Agent, is appropriate; and (c) with respect to any Acquisition or Restricted Subsidiary, provide revised financial projections for the remainder of the fiscal year and for each subsequent year until the Maturity Date which reflect such Acquisition or formation, certified by the Chief Financial Officer of the Borrower, together with a statement by such Person that no Default exists or would be caused by such Acquisition or formation, and all other documentation, including one or more opinions of counsel, reasonably satisfactory to the Administrative Agent which in their reasonable opinion is appropriate with respect to such Acquisition or the formation of such Subsidiary. Notwithstanding the foregoing, the Borrower shall not be required to pledge any of the stock or other ownership interests for any Unrestricted Subsidiary which (x) was not formed or created in anticipation of the Borrower's direct or indirect investment therein and (y) at the time such stock or ownership interest was acquired by the Borrower or its Restricted Subsidiaries is subject to a restriction on any such Lien (whether such restriction is in such Person's formation documents or otherwise), but shall be required to grant the Administrative Agent (for the benefit of the Banks) a Lien upon any right to receive distributions from such Unrestricted Subsidiary. Any document, agreement or instrument (other than the Projections) executed or issued pursuant to this Section 5.14 shall be a "Loan Document" for purposes of this Agreement.

         Section 5.15 Payment of Wages. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, at all times comply, in all material respects, with the material requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

         Section 5.16 Further Assurances. The Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents (including this Agreement), resulting from any acts or failure to act by the Borrower or any of the Borrower's Restricted Subsidiaries or any employee or officer thereof. The Borrower at its expense will promptly execute and deliver to the Administrative Agent and the Banks, or cause to be executed and delivered to the Administrative Agent and the Banks, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested.

                        ARTICLE 6 Information Covenants

         So long as any of the Obligations is outstanding and unpaid or the Banks have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Banks shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Bank and the Administrative Agent, at their respective offices:

         Section 6.1 Quarterly Financial Statements and Information Within forty-five (45) days after the last day of each of the first three (3) quarters of each fiscal year of the Borrower, the balance sheets of the Borrower on a consolidated basis with its Restricted Subsidiaries and a consolidating basis with its Unrestricted Subsidiaries as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of the Borrower on a consolidated basis with its Restricted Subsidiaries and a consolidating basis with its Unrestricted Subsidiaries for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for such quarter and appropriate prior period and shall be certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrower on a consolidated basis with its Restricted Subsidiaries and a consolidating basis with its Unrestricted Subsidiaries as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end and audit adjustments.

         Section 6.2 Annual Financial Statements and Information.  Within ninety
(90) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Restricted Subsidiaries (and unaudited consolidating balance sheet of the Borrower and its Unrestricted
Subsidiaries) as of the end of such fiscal year and the related audited consolidated and unaudited consolidating statements of operations for such fiscal year and for the previous fiscal year, the related audited consolidated statements of cash flow and stockholders' equity for such fiscal year and for the previous fiscal year, which shall be accompanied by an opinion which shall be in scope and substance reasonably satisfactory to the Administrative Agent of Deloitte & Touche, LLP, or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower was not in compliance with the terms, covenants, provisions or conditions of Sections 7.8, 7.9, 7.10 and 7.11 hereof insofar as they relate to accounting matters.

         Section 6.3 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a certificate of the president or chief financial officer of the Borrower as to its financial performance, in substantially the form attached hereto as Exhibit N:

                   (a) setting forth as and at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish (i) any adjustment to the Applicable Margins, as provided for in
Section 2.3(f) hereof, and (ii) whether or not the Borrower was in compliance with the requirements of Sections 7.7, 7.8, 7.9, 7.10 and 7.11 hereof;

                   (b) stating that, to the best of his or her knowledge, no Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default;

                   (c) containing a list of all Acquisitions, Investments, Restricted Payments and dispositions of assets from the Agreement Date through the date of such certificate, together with the total amount for each of the foregoing categories; and

                  (d) setting forth the amount of distributions received from Unrestricted Subsidiaries for such period.

         Section 6.4 Copies of Other Reports.

                   (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by the Borrower's independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2 hereof.

                  (b) Promptly upon receipt thereof, copies of any material adverse notice or report regarding any License from the FCC.

                   (c) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any of its Restricted Subsidiaries, as Administrative Agent or any Bank may reasonably request.

                   (d) Annually, certificates of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year, together with copies of any new or replacement insurance policies obtained during such year.

                   (e) Prior to January 31 of each year, the annual budget for the Borrower and the Borrower's Restricted Subsidiaries, including forecasts of the income statement, the balance sheet and a cash flow statement for such year, on a quarter by quarter basis.

                   (f) Promptly after the sending thereof, copies of all statements, reports and other information which the Borrower or any of its Restricted Subsidiaries sends to public security holders of the Borrower generally or files with the Securities and Exchange Commission or any national securities exchange.

         Section 6.5 Notice of Litigation and Other Matters. Notice specifying the nature and status of any of the following events, promptly, but in any event not later than fifteen (15) days after the occurrence of any of the following events becomes known to the Borrower:

                   (a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against the Borrower or any Restricted Subsidiary, or, to the extent known to the Borrower, which could have a Material Adverse Effect;

                  (b) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Borrower and its Restricted Subsidiaries, taken as a whole, other than changes in the ordinary course of business which have not had and would not reasonably be expected to have a Materially Adverse Effect and other than changes in the industry in which Borrower or any of its Restricted Subsidiaries operate which would not reasonably be expected to have a Material Adverse Effect;

                  (c)  any   material   adverse   amendment  or  change  to  the
projections or annual budget provided to the Banks by the Borrower;

                  (d) any Default or the occurrence or non-occurrence of any event (i) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default by the Borrower or any Restricted Subsidiary of the Borrower under any material agreement other than this Agreement and the other Loan Documents to which the Borrower or any Restricted
Subsidiary of the Borrower is party or by which any of their respective properties may be bound, or (ii) which could have a Materially Adverse Effect, giving in each case a description thereof and specifying the action proposed to be taken with respect thereto;

                  (e) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan or any action taken by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower to withdraw or partially withdraw from any Plan or to terminate any Plan; and

                   (f) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(m) of this Agreement.

         Section 6.6 Real Estate. Within seventy (70) days from closing, and thereafter at the time the Borrower delivers its financial statements under Sections 6.1 and 6.2 hereof, the Borrower shall provide to the Administrative Agent a schedule setting forth the annual revenues generated by each owned parcel of real estate and indicating that parcels representing not less than seventy-five percent (75%) of such revenues are encumbered by mortgages in favor of the Administrative Agent and the Banks.


                          ARTICLE 7 Negative Covenants

         So long as any of the Obligations is outstanding and unpaid or the Banks have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Banks, or such greater number of Banks as may be expressly provided herein, shall otherwise give their prior consent in writing:

         Section 7.1 Indebtedness of the Borrower and its Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

                   (a) the Obligations;

                   (b) accounts payable, accrued expenses (including taxes) and customer advance payments incurred in the ordinary course of business;

                   (c) Indebtedness secured by Permitted Liens;

                   (d) obligations under Interest Hedge Agreements with respect to the Loans;

                   (e) Indebtedness of the Borrower or any of its Restricted Subsidiaries to the Borrower or any other Restricted Subsidiary so long as the corresponding debt instruments are pledged to the Administrative Agent as security for the Obligations and such Indebtedness is expressly permitted pursuant to Section 7.5 hereof;

                   (f) Indebtedness incurred by any Unrestricted Subsidiary; provided that such Indebtedness is non-recourse to the Borrower or any of its Restricted Subsidiaries and no Lien is placed on the Borrower's or any of its Restricted Subsidiaries' equity interests in such Unrestricted Subsidiary;

                   (g) Capitalized Lease Obligations not to exceed in the aggregate at any one time outstanding $1,000,000; and

                   (h) Indebtedness of the Borrower or any of its Restricted Subsidiaries incurred in connection with an Acquisition; provided that (i) such Indebtedness (A) is owed to the seller thereof, (B) is unsecured, (C) has no scheduled payment of principal prior to the full payment of the Obligations, (D) is subject to terms and conditions and subordination provisions which are acceptable to the Majority Banks on the date of incurrence, (E) when added to all other Indebtedness outstanding under this Section 7.1(h) does not exceed $5,000,000 and (ii) the Borrower is, at the time of incurrence of such Indebtedness (and after giving effect thereto) in pro forma compliance with all of the covenants contained in this Agreement.

         Section 7.2 Limitation on Liens. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

         Section 7.3 Amendment and Waiver. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the material provisions of its articles or certificate of incorporation or partnership agreement, as appropriate, if the effect thereof would be to adversely affect the rights of the Banks hereunder or under any Loan Document.

         Section 7.4 Liquidation, Merger or Disposition of Assets.

                  (a) Disposition of Assets. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, at any time sell, lease, abandon, or otherwise dispose of any assets (other than assets disposed of in the ordinary course of business) without the prior written consent of the Banks; provided, however, that the prior written consent of the Banks shall not be required for (i) the transfer of assets (including cash or cash equivalents) among the Borrower and its Restricted Subsidiaries (excluding Subsidiaries described in clause (b) of the definition of "Subsidiary") or for the transfer of assets (including cash or cash equivalents) between or among Restricted Subsidiaries (excluding Subsidiaries described in clause (b) of the definition of "Subsidiary") of the Borrower, (ii) the disposition of communications tower facilities that contribute in the aggregate, less than (A) five percent (5%) of the Operating Cash Flow of Borrower for the twelve calendar month period immediately preceding such disposition, and (B) fifteen percent (15%) of the Operating Cash Flow of the Borrower for the period from the Agreement Date through the date of such disposition, or (iii) subject to Section 2.5(c) hereof, any other property (real or personal) not used or useful in Borrower's or such Restricted Subsidiary's business; provided that, in each case, no Default or Event of Default exists and none shall be caused to occur as a result thereof. Upon any sale or disposition of a Restricted Subsidiary permitted hereunder, the Administrative Agent and the Banks shall, at Borrower's expense, take such actions as the Borrower reasonably requests to cause such Restricted Subsidiary to be released from its obligations under the Subsidiary Guaranty.

                  (b) Liquidation or Merger. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, at any time, liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (i) a merger or consolidation among the Borrower and one or more Restricted Subsidiaries, provided the Borrower is the surviving corporation, or (ii) a merger between or among two or more Restricted Subsidiaries, or (iii) in connection with an Acquisition permitted hereunder effected by a merger in which the Borrower or, in a merger in which the Borrower is not a party, a Restricted Subsidiary is the surviving corporation or the surviving corporation becomes a Restricted Subsidiary; provided that, in each case, no Default or Event of Default exists and none shall be caused to occur as a result thereof.

         Section 7.5 Limitation on Guaranties. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, or (b) obligations under agreements of the Borrower or any of its Restricted Subsidiaries entered into in connection with Acquisitions permitted under this Agreement leases of real property or the acquisition of services, supplies and equipment in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, or (c) Guaranties of Indebtedness incurred as permitted pursuant to Section 7.1 hereof, or (d) as may be contained in any Loan Document including, without limitation, any Subsidiary Guaranty.

         Section 7.6 Investments and Acquisitions. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly make any loan or advance, or otherwise acquire for consideration evidences of Indebtedness, capital stock or other securities of any Person or other assets or property (other than assets or property in the ordinary course of business), or make any Acquisition, except that so long as no Default then exists or would be caused thereby:

                  (a) The Borrower and its Restricted Subsidiaries may, directly or through a brokerage account (i) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase, (ii) purchase commercial paper, money-market funds and business savings accounts issued by corporations, each of which shall have a combined net worth of at least $100,000,000 and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy (270) days from the date of the original issue thereof, and rated "P-2" or better by Moody's Investors Service, Inc. or "A-2" or better by Standard and Poor's Ratings Group, a division of McGraw-Hill, (iii) purchase repurchase agreements, bankers' acceptances, and domestic and Eurodollar certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by, or time deposits maintained with, a United States national or state bank the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and having capital, surplus and undivided profits totaling more than $100,000,000 and rated "A" or better by Moody's Investors Service, Inc. or Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc.;

                  (b) Subject to compliance with Section 5.14 hereof, the Borrower or any of its Restricted Subsidiaries may (i) make Acquisitions; (ii) initiate construction of new communications tower facilities; and (iii) make investments in Unrestricted Subsidiaries so long as (A) the maximum amount expended to acquire tower management businesses and site acquisitions does not exceed $25,000,000 in the aggregate, (B) the maximum amount of the proceeds of the Loans invested in or used to acquire interests in any Unrestricted Subsidiary does not exceed the sum of (1) $13,500,000 in the aggregate during the term hereof and (2) to the extent not used for Restricted Payments, funds permitted to be used for Restricted Payments pursuant to Sections 7.7(a) and (b) hereof, provided that proceeds from the disposition of any such investment permitted by this clause (b)(iii), shall be available to be used for Restricted Payments or to make additional investments permitted hereunder; provided, further, that Borrower may, subject to Section 2.5(d) hereof, use the Net Proceeds of any issuance of equity interests to invest in any Unrestricted Subsidiary over and above the limitations set forth in this clause (b) and (C) the contribution to the Operating Cash Flow of the Borrower at the time of such investment of all such Unrestricted Subsidiaries does not exceed fifteen percent (15%) of the Operating Cash Flow of the Borrower; and

                   (c) Loans or advances to OPM-USA-Inc., as contemplated by that Stock Purchase Agreement between the Borrower and OPM-USA-Inc. not to exceed $9,000,000 (so long as such loans and advances are evidenced by a promissory note).

         Section 7.7 Restricted Payments. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly declare or make any Restricted Payment; provided, however, that so long as no Default hereunder then exists or would be caused thereby, the Borrower may make (a) subject to Section 2.5(b) hereof, (i) cash distributions in an amount not to exceed fifty percent (50%) of Excess Cash Flow for the immediately preceding calendar year, on or after April 15 of each calendar year commencing on April 15, 2000 less (ii) any portion thereof used for purposes of investing in Unrestricted Subsidiaries; (b) (i) cash distributions from fifty percent (50%) of the net proceeds of any equity offering less (ii) any portion thereof used for purposes of investing in Unrestricted Subsidiaries, subject to Section 2.5(d) hereof and so long as the Leverage Ratio on such date is less than 4.0 to 1 after giving effect to any payment pursuant to Section 2.7(b)(iv) hereof; and
(c) interest payments on Indebtedness incurred pursuant to Section 7.1(h) hereof.

         Section 7.8 Leverage Ratio.

                   (a) As of the end of any calendar quarter, and (b) at the time of any Advance hereunder (after giving effect to such Advance), the Borrower shall not permit its Leverage Ratio to exceed the ratios set forth below during the periods indicated:

                            Period                                Ratio
                            ------                                -----

         Agreement Date through September 29, 1999                6.00:1

         September 30, 1999 through March 30, 2000                5.50:1

         March 31, 2000 through September 29, 2000                5.00:1

         September 30, 2000 through March 30, 2001                4.50:1

         March 31, 2001 through December 30, 2001                 4.00:1

         December 31, 2001 through December 30, 2002              3.50:1

         December 31, 2002 and thereafter                         3.00:1

         Section 7.9 Interest Coverage Ratio. The Borrower and its consolidated Restricted Subsidiaries shall maintain, on a consolidated basis, at all times during the applicable periods set forth below, an Interest Coverage Ratio for such fiscal quarter of not less than the ratio set forth below opposite each such period:

                           Period                                Ratio
                           ------                                -----

         Agreement Date through September 29, 2000               2.00:1

         September 30, 2000 and thereafter                       2.50:1

         Section 7.10 Annualized Operating Cash Flow to Pro Forma Debt Service.


                   (a) As of the end of any calendar quarter, and (b) at the time of any Advance hereunder (after giving effect to such Advance), the Borrower shall not permit the ratio of (i) its Annualized Operating Cash Flow (for the calendar quarter/month end being tested in the case of Section 7.10(a) hereof, or for the most recently completed calendar quarter/month end, in the case of Section 7.10(b) hereof) to (ii) its Pro Forma Debt Service to be less than the ratio set forth below opposite each such period:

                            Period                                Ratio
                            ------                                -----
         Agreement Date through September 29, 2000               1.10:1

         September 30, 2000 and thereafter                       1.15:1

         Section 7.11 Limitation on Capital Expenditures. The Borrower, on a consolidated basis with its Restricted Subsidiaries, shall not permit its Capital Expenditures to exceed the amounts set forth below for the periods indicated:

                           Period                               Dollar Amount
                            ------                              -------------

         From January 1, 1997 through December 31, 1997           $15,000,000

         From January 1, 1998 through December 31, 1998           $22,000,000

         From January 1, 1999 through December 31, 1999           $10,000,000

         From January 1, 2000 through December 31, 2000           $ 5,000,000
         and each calendar year period thereafter

To the extent not used in any  calendar  year,  an amount equal to the lesser of
(a) the unused amounts permitted for Capital Expenditures for such calendar year and (b) fifteen percent (15%) of the maximum Capital Expenditure availability for such calendar year may (exclusive of any carryforwards from prior periods) be carried forward to the next calendar year, and may be spent in addition to the otherwise applicable limitations for such year.

         Section 7.12 Affiliate Transactions. Except as specifically provided herein (including, without limitation, Sections 7.4 and 7.7 hereof) and as may be described on Schedule 4.1(s) attached hereto, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous to the Borrower or such Restricted Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

         Section 7.13 Real Estate. Subject to Section 5.11 hereof, the Borrower and its Restricted Subsidiaries may purchase real estate solely for use in the business of the Borrower and its Restricted Subsidiaries unless incidental to an Acquisition permitted hereunder.

         Section 7.14 ERISA Liabilities. The Borrower shall not, and shall cause each of its ERISA Affiliates not to, (a) permit the assets of any of their respective Plans to be less than the amount necessary to provide all accrued benefits under such Plans, or (b) enter into any Multiemployer Plan.

         Section 7.15 Sales and Leasebacks. The Borrower will not and will not permit any of its Restricted Subsidiaries to enter into, any arrangement, directly or indirectly, with any third party whereby the Borrower or a Restricted Subsidiary shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby the Borrower or such Restricted Subsidiary shall then or thereafter rent or lease as lessee such property or any part thereof or other property which the Borrower or such Restricted Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred.

                               ARTICLE 8 Default

         Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                   (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

                   (b) The Borrower shall default in the payment of (i) any interest under any of the Notes or fees or other amounts payable to the Banks and the Administrative Agent under any of the Loan Documents, or any of them, when due, and such Default shall not be cured by payment in full within three
(3) Business Days from the due date or (ii) any principal under any of the Notes when due;

                   (c)  The  Borrower  shall  default  in  the   performance  or
observance of any agreement or covenant contained in Sections 5.2(a) or 5.10 hereof, or Sections 7.1, 7.2, 7.4, 7.5, 7.7, 7.8, 7.9, 7.10 and 7.11 hereof;

                  (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be curable within a period of thirty (30) days (or with respect to Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.14, 5.15, 5.16, 6.4, 6.5, 7.3, 7.12, 7.13
and 7.14 hereof, such longer period not to exceed sixty (60) days if such default is curable within such period and the Borrower is proceeding in good faith with all diligent efforts to cure such default) from the later of (i) occurrence of such Default and (ii) the date on which such Default became known to the Borrower;

                  (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 8.1 of this Agreement) by the Borrower, any of its Restricted Subsidiaries, or any other obligor thereunder, which shall not be cured within a period of thirty (30) days (or such longer period not to exceed sixty (60) days if such default is curable within such period and the

Borrower is proceeding in good faith with all diligent efforts to cure such default) from the later of (i) occurrence of such Default and (ii) date on which such default became known to the Borrower;

                  (f) There shall be entered and remain unstayed a decree or order for relief in respect of the Borrower or any of the Borrower's Restricted Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any of the Borrower's Restricted Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower, or any of the Borrower's Restricted Subsidiaries; or an involuntary petition shall be filed against the Borrower or any of the Borrower's Restricted Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of ninety (90) consecutive days;

                  (g) The Borrower or any of the Borrower's Restricted Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any of the Borrower's Restricted Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any of the Borrower's Restricted Subsidiaries or of any substantial part of their respective properties, or the Borrower or any of the Borrower's Restricted Subsidiaries shall fail generally to pay their respective debts as they become due or shall be adjudicated insolvent; the Borrower shall suspend or discontinue its business; the Borrower or any of the Borrower's Restricted Subsidiaries shall have concealed, removed any of its property with the intent to hinder or defraud its creditors or shall have made a fraudulent or preferential transfer under any applicable fraudulent conveyance or bankruptcy law, or the Borrower or any of the Borrower's Restricted Subsidiaries shall take any action in furtherance of any such action;

                  (h) A judgment not covered by insurance or indemnification, where the indemnifying party has agreed to indemnify and is financially able to do so, shall be entered by any court against the Borrower or any of the Borrower's Restricted Subsidiaries for the payment of money which exceeds singly, or in the aggregate with other such judgments, $1,000,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of the Borrower's Restricted Subsidiaries which, together with all other such property of the Borrower or any of the Borrower's Restricted Subsidiaries subject to other such process, exceeds in value $1,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal or removed to bond, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged or removed to bond;

                  (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its Subsidiaries or any ERISA
Affiliate, or to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or the Borrower or any of its Subsidiaries or any ERISA Affiliate shall incur any liability to PBGC in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries or any ERISA Affiliate shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or
Section 4975 of the Code;

                  (j) There shall occur (i) any acceleration of the maturity of any Indebtedness of the Borrower or any of the Borrower's Restricted Subsidiaries in an aggregate principal amount exceeding $1,000,000, or, as a result of a failure to comply with the terms thereof, such Indebtedness shall otherwise have become due and payable; (ii) any event or condition the occurrence of which would permit such acceleration of such Indebtedness, or which, as a result of a failure to comply with the terms thereof, would make such Indebtedness otherwise due and payable, and which event or condition has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder; or (iii) any material default under any Interest Hedge Agreement which would permit the obligation of the Borrower to make payments to the counterparty thereunder to be then due and payable;

                   (k) The Borrower and its Restricted Subsidiaries are for any reason no longer able to operate or manage the related communications tower facilities or portions thereof and retain the revenue received therefrom, and the overall effect of such loss, destruction, termination, revocation or failure to renew would be to reduce Operating Cash Flow (determined as at the last day of the most recently ended fiscal year of the Borrower) by ten percent (10%) or more;

                  (1) Any material Loan Document, or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any of the Borrower's Restricted Subsidiaries or by any governmental authority having jurisdiction over the Borrower or any of the Borrower's Restricted Subsidiaries seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of the Borrower's Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

                   (m) Any material Security Document shall, for any reason, fail or cease (except by reason of lapse of time) to create a valid and perfected and first-priority Lien on or Security Interest in any material portion of the Collateral purported to be covered thereby;

                   (n) There shall occur any Change of Control; provided, however, that if such Change of Control is solely a result of American Radio Systems no longer owning 51% of the Capital Stock of the Borrower, no Event of Default shall occur hereunder, if the Borrower has, on or prior to such date, received equity contributions of not less than $125,000,000 (of which not less than $100,000,000 must be in cash or cash equivalents) in the aggregate;

                   (o) Borrower or any of its Restricted Subsidiaries shall be indicted under the Racketeer Influenced and Corrupt Organizations Act of 1970 (18 U.S.C.ss.1961 et seq.); or

                  (p) The Parent shall incur or suffer to exist any Indebtedness for Money Borrowed other than Indebtedness for Money Borrowed which (i) does not exceed $50,000,000 in principal amount outstanding (ii) has no scheduled principal repayment prior to the Maturity Date, (iii) has a scheduled maturity not earlier than the second anniversary of the Maturity Date, (iv) does not cause the ratio of Indebtedness of the Borrower and the Parent to Annualized Operating Cash Flow to exceed 7.0:1 and (v) is approved in all respects by the Majority Banks.

         Section 8.2 Remedies.

                  (a) If an Event of Default specified in Section 8.1 (other than an Event of Default under Section 8.1(f) or Section 8.1(g) hereof) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Majority Banks subject to Section 9.8(a) hereof, shall (i) terminate the Commitment, and/or (ii) declare the principal of and interest on the Loans and the Notes and all other amounts owed to the Banks and the Administrative Agent under this Agreement, the Notes and any other Loan Documents to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or any other Loan Document to the contrary notwithstanding, and the Commitment shall thereupon forthwith terminate.

                  (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or Section 8.1(g) hereof, all principal, interest and other amounts due hereunder and under the Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Commitment shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by the Administrative Agent or the Banks or the Majority Banks or any of them and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

                   (c) Upon acceleration of the Notes, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent and the Banks shall have all of the post-default rights granted to them, or any of them, as applicable under the Loan Documents and under Applicable Law.

                   (d) Upon acceleration of the Notes, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent shall have the right (but not the obligation) upon the request of the Banks to operate the communications tower facilities of the Borrower and its Restricted Subsidiaries in accordance with the terms of the Licenses and pursuant to the terms and subject to any limitations contained in the Security Documents and, within guidelines established by the Majority Banks, to make any and all payments and expenditures necessary or desirable in connection therewith, including, without limitation, payment of wages as required under the Fair Labor Standards Act, as amended, and of any necessary withholding taxes to state or federal authorities. In the event the Majority Banks fail to agree upon the guidelines referred to in the preceding sentence within six (6) Business Days' after the Administrative Agent has begun to operate the communications tower facilities, the Administrative Agent may, after giving three (3) days' prior written notice to the Banks of its intention to do so, make such payments and expenditures as it deems reasonable and advisable in its sole discretion to maintain the normal day-to-day operation of such communications tower facilities. Such payments and expenditures in excess of receipts shall constitute Advances under the Commitment, not in excess of the amount of the Commitment. Advances made pursuant to this Section 8.2(d) shall bear interest as provided in Section 2.3(d) hereof and shall be payable on demand. The making of one or more Advances under this Section 8.2(d) shall not create any obligation on the part of the Banks to make any additional Advances hereunder. No exercise by the Administrative Agent of the rights granted to it under this Section 8.2(d) shall constitute a waiver of any other rights and remedies granted to the Administrative Agent and the Banks, or any of them, under this Agreement or at law. The Borrower hereby irrevocably appoints the Administrative Agent as agent for the Banks, the true and lawful attorney of the Borrower, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the completion and operation of the communications tower facilities in the exercise of the Administrative Agent's and the Banks' rights under this Section 8.2(d). Such power of attorney is coupled with an interest and is irrevocable. The rights of the Administrative Agent under this Section 8.2(d) shall be subject to its prior compliance with the Communications Act and the FCC rules and policies promulgated thereunder to the extent applicable to the exercise of such rights.

                   (e) Upon acceleration of the Notes, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent, upon request of the Majority Banks, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Restricted Subsidiaries, and the Borrower, for itself and on behalf of its Restricted Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection the Borrower or any Restricted Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Banks, in connection therewith. The rights of the Administrative Agent under this Section 8.2(e) shall be subject to its prior compliance with the Communications Act and the FCC rules and policies promulgated thereunder to the extent applicable to the exercise of such rights.

                   (f) The rights and remedies of the Administrative Agent and the Banks hereunder shall be cumulative, and not exclusive.

         Section 8.3 Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to the Administrative Agent and the Banks or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: first, to the Administrative Agent's reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred by it in connection with the sale or disposition of any Collateral for the Obligations and all amounts under Section 11.2(b) and (c) hereof; second, to the Banks or the Administrative Agent for any fees hereunder or under any of the other Loan Documents then due and payable; third, to the Banks pro rata on the basis of their respective unpaid principal amounts (except as provided in Section 2.2(e) hereof), to the payment of any unpaid interest which may have accrued on the Obligations; fourth, to the Banks pro rata until all Loans have been paid in full (and, for purposes of this clause, obligations under Interest Hedge Agreements with the Banks or any of them shall be paid on a pro rata basis with the Loans); fifth, to the Banks pro rata on the basis of their respective unpaid amounts, to the payment of any other unpaid Obligations; and sixth, to the Borrower or as otherwise required by law.


                       ARTICLE 9 The Administrative Agent

         Section 9.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its portion of the Loans and in its Note irrevocably to appoint and authorize, the

Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent, nor any of its respective directors, officers, employees or agents, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

         Section 9.2 Interest Holders. The Administrative Agent may treat each Bank, or the Person designated in the last notice filed with the Administrative Agent, as the holder of all of the interests of such Bank in its portion of the Loans and in its Note until written notice of transfer, signed by such Bank (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

         Section 9.3 Consultation with Counsel. The Administrative Agent may consult with Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, special counsel to the Administrative Agent, or with other legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith in consultation with the Majority Banks and in reasonable reliance on such consultations.

         Section 9.4 Documents. The Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

         Section 9.5 Administrative Agent and Affiliates. With respect to the Commitment and the Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Bank and the Administrative Agent and Affiliates of the Administrative Agent may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any of its Subsidiaries or any Affiliates of, or Persons doing business with, the Borrower, as if they were not affiliated with the Administrative Agent and without any obligation to account therefor.

         Section 9.6 Responsibility of the Administrative Agent. The duties and obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified in writing by the Borrower, of such fact, or has been notified by a Bank in writing that such

Bank considers that a Default or an Event of Default has occurred and is continuing, and such Bank shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction. The Administrative Agent shall provide each Bank with copies of such documents received from the Borrower as such Bank may reasonably request.

         Section 9.7 Action by the Administrative Agent.

                  (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Majority Banks to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Administrative Agent shall not exercise any rights under Section 8.2(a) of this Agreement without the request of the Majority Banks (or, where expressly required, all the Banks), unless time is of the essence, in which case, such action can be taken at the request of the Administrative Agent. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

                  (b) The Administrative Agent shall not be liable to the Banks or to any Bank or the Borrower or any of the Borrower's Subsidiaries in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Banks (or, where expressly required, all the Banks), and any action taken or failure to act pursuant to such instructions shall be binding on all Banks, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter. The Administrative Agent shall not be obligated to take any action which is contrary to law or which would in its reasonable opinion subject it to liability.

         Section 9.8 Notice of Default or Event of Default. In the event that the Administrative Agent or any Bank shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default, the Administrative Agent or such Bank shall promptly notify the Banks (provided failure to give such notice shall not result in any liability on the part of such Bank or Administrative Agent), and the Administrative Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Majority Banks shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Banks shall fail to request the Administrative Agent to take action or to assert rights under this Agreement or any other Loan Documents in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent or any Bank, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Banks, except that, if the Majority Banks have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions, unless time is of the essence, in which case, the Administrative Agent may act in accordance with its reasonable discretion.

         Section 9.9 Responsibility Disclaimed. The Administrative Agent shall not be under any liability or responsibility whatsoever as Administrative Agent:

                   (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by, or any breach by, any Bank or Banks of any of its or their obligations under this Agreement;

                   (b) To any Bank or Banks as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or the Notes or any other Loan Document, or
(ii) any Restricted Subsidiary of the Borrower or any other obligor under any other Loan Document;

                   (c) To any Bank or Banks, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement; or

                   (d) To any Person for any act or omission other than that arising from gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

         Section 9.10 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses (other than the loss of principal and interest hereunder in the event of a bankruptcy or out-of-court 'work-out' of the Loans), damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Bank shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

         Section 9.11 Credit Decision. Each Bank represents and warrants to each other and to the Administrative Agent that:

                  (a) In making its decision to enter into this Agreement and to make its portion of the Loans it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower, and that it has made an independent credit judgment, and that it has not relied upon the Administrative Agent or information provided by the Administrative Agent (other than information provided to the Administrative Agent by the Borrower and forwarded by the Administrative Agent to the Banks); and

                   (b) So long as any portion of the Loans remains outstanding or such Bank has an obligation to make its portion of Advances hereunder, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

         Section 9.12 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time for cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent which appointment shall, prior to a Default, be subject to the consent of the Borrower, acting reasonably. If (a) no successor Administrative Agent shall have been so appointed by the Majority Banks or (b) if appointed, no successor Administrative Agent shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gave notice of resignation or the Majority Banks removed the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which shall be any Bank or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000 and which shall be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. In the event that the Administrative Agent or any of its respective affiliates ceases to be a Bank hereunder, such Person shall resign its agency hereunder.

         Section 9.13 Delegation of Duties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.


                      ARTICLE 10 Changes in Circumstances
                            Affecting LIBOR Advances

         Section 10.1 LIBOR Basis Determination Inadequate or Unfair. If with respect to any proposed LIBOR Advance for any Interest Period, the Administrative Agent determines after consultation with the Banks that deposits in dollars (in the applicable amount) are not being offered to each of the Banks in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Bank to make its portion of such LIBOR Advances shall be suspended.

         Section 10.2 Illegality. If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank to make, maintain or fund its portion of LIBOR Advances, such Bank shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Bank shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of such Bank's portion of each affected LIBOR Advance, together with accrued interest thereon, on either (a) the last day of the then current Interest Period applicable to such affected LIBOR Advances if such Bank may lawfully continue to maintain and fund its portion of such LIBOR Advance to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain its portion of such affected LIBOR Advances to such day. Concurrently with repaying such portion of each affected LIBOR Advance, the Borrower may borrow a Base Rate Advance from such Bank, whether or not it would have been entitled to effect such borrowing and such Bank shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the affected Note held by such Bank shall equal the outstanding principal amount of such Note or Notes immediately prior to such repayment.

         Section 10.3 Increased Costs.

                   (a) If after the date hereof,  the adoption of any Applicable
Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Bank with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (1) shall subject any Bank to any tax, duty or other charge with respect to its obligation to make its portion of LIBOR Advances, or its portion of existing Advances, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its portion of LIBOR Advances or in respect of any other amounts due under this Agreement, in respect of its portion of LIBOR Advances or its obligation to make its portion of LIBOR Advances (except for changes in the rate or method of calculation of tax on the revenues or net income of such Bank); or

                           (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Bank or shall impose on any Bank or the London interbank borrowing market any other condition affecting its obligation to make its portion of such LIBOR Advances or its portion of existing Advances;

and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any of its portion of LIBOR Advances, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Note with respect thereto, then, within ten (10) days after demand by such Bank, the Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased costs. Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this
Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole reasonable judgment of such Bank made in good faith, be otherwise disadvantageous to such Bank.

                  (b) Any Bank claiming compensation under this Section 10.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. If any Bank demands compensation under this Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Bank, prepay in full such Bank's portion of the then outstanding LIBOR Advances, together with accrued interest and fees thereon to the date of prepayment, along with any reimbursement required under
Section 2.10 hereof and this Section 10.3. Concurrently with prepaying such portion of LIBOR Advances the Borrower may, whether or not then entitled to make such borrowing, borrow a Base Rate Advance, or a LIBOR Advance not so affected, from such Bank, and such Bank shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Bank shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

         Section 10.4 Effect On Other Advances. If notice has been given pursuant to Section 10.1, 10.2 or 10.3 hereof suspending the obligation of any Bank to make its portion of any type of LIBOR Advance, or requiring such Bank's portion of LIBOR Advances to be repaid or prepaid, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all amounts which would otherwise be made by such Bank as its portion of LIBOR Advances shall, unless otherwise notified by the Borrower, be made instead as Base Rate Advances.


                            ARTICLE 11 Miscellaneous

         Section 11.1 Notices.

                  (a) Except as otherwise expressly provided herein, all notices and other communications under this Agreement and the other Loan Documents (unless otherwise specifically stated therein) shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one
(1) Business Day after being entrusted to a reputable commercial overnight delivery service for next day delivery, or when sent on a Business Day prior to 5:00 p.m. (New York time) by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section
11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                    (i)      If to the Borrower, to it at:

                             American Tower Systems, Inc.
                             116 Huntington Avenue
                             Boston, Massachusetts  02111
                             Attn:  Joseph B. Winn, Chief Financial Officer

                     with copies to:

                             Sullivan & Worcester LLP
                             One Post Office Square
                             Boston, Massachusetts 02110
                             Attn:  Norman A. Bikales, Esq.

                    (ii)     If to the Administrative Agent, to it at:

                             Toronto Dominion (Texas), Inc.
                             909 Fannin Street, Suite 1700
                             Houston, Texas 77010
                             Attention:  Agency Department

                     with a copy to:

                             The Toronto-Dominion Bank
                             Toronto Dominion Securities, Inc.
                             USA Division
                             31 West 52nd Street
                             New York, NY 10019-6101
                             Attn:  Managing Director, Communications Finance

                    and with a copy to:

                             Powell, Goldstein, Frazer & Murphy LLP
                             Sixteenth Floor
                             191 Peachtree Street, N.E.
                             Atlanta, Georgia  30303
                             Attn:  Douglas S. Gosden, Esq.

                           (iii) If to the Banks,  to them at the  addresses set
                  forth beside their names on the signature pages hereof.

The failure to provide copies shall not affect the validity of the notice given to the primary recipient.

                   (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

         Section 11.2 Expenses. The Borrower will promptly pay, or reimburse:

                   (a)   all   reasonable    out-of-pocket   expenses   of   the
Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the reasonable fees and disbursements of Powell, Goldstein, Frazer & Murphy LLP, special counsel for the Administrative Agent; and

                   (b) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Banks of enforcement under this Agreement or the other Loan Documents and all reasonable out-of-pocket costs and expenses of collection if an Event of Default occurs in the payment of the Notes, which in each case shall include reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Banks.

         Section 11.3 Waivers. The rights and remedies of the Administrative Agent and the Banks under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Majority Banks, or the Banks, or any of them, in exercising any right, shall operate as a waiver of such right. The Administrative Agent and the Banks expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a Request for Advance. In the event the Banks decide to fund a Request for Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Banks shall not be deemed to constitute an undertaking by the Banks to fund any further Request for Advance or preclude the Banks or the Administrative Agent from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the Banks, or the Majority Banks, shall not constitute a modification of this Agreement or any other Loan Document, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement or any other Loan

Document such as to require further notice of their intent to require strict adherence to the terms of this Agreement or any other Loan Document in the future.

         Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and each of the Banks are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Bank or Administrative Agent, to or for the credit or the account of the Borrower or any of its Restricted Subsidiaries, against and on account of the obligations and liabilities of the Borrower to the Banks and the Administrative Agent, including, but not limited to, all Obligations and any other claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether (a) any Bank or Administrative Agent shall have made any demand hereunder or (b) any Bank or Administrative Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 8.2 hereof and although such obligations and liabilities or any of them shall be contingent or unmatured. Upon direction by the Administrative Agent with the consent of all of the Banks each Bank holding deposits of the Borrower or any of its Restricted Subsidiaries shall exercise its set-off rights as so directed; and, within one (1) Business Day following any such setoff, the Administrative Agent shall give notice thereof to the Borrower. Notwithstanding anything to the contrary contained in this Section 11.4, no Bank shall exercise any right of offset without the prior consent of the Majority Banks so long as the Obligations shall be secured by any real property or real property interest including leaseholds located in the State of California, it being understood and agreed that the provisions of this sentence are for the exclusive benefit of the Banks, may be amended, modified or waived by the Majority Banks without notice to or consent of the Borrower or any Subsidiary of the Borrower and shall not constitute a waiver of any rights against the Borrower or any Subsidiary or against any Collateral.

         Section 11.5 Assignment.

                   (a) The Borrower may not assign or transfer any of its rights or obligations hereunder, under the Notes or under any other Loan Document without the prior written consent of each Bank.

                  (b) Each Bank may sell (i) assignments of any amount of its interest hereunder to any Bank, or (ii) assignments or participations of one hundred percent (100%) (or, with the consent of the Borrower, a smaller percentage) of its interest hereunder to (A) one (1) or more wholly-owned Affiliates of such Bank (provided that, if such Affiliate is not a financial institution, such Bank shall be obligated to repurchase such assignment if such Affiliate is unable to honor its obligations hereunder), or (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank (no assignment shall relieve such Bank from its obligations hereunder).

                  (c) Each of the Banks may at any time enter into assignment agreements or participations with one or more other banks or other Persons pursuant to which each Bank may assign or participate its interest under this Agreement and the other Loan Documents, including, its interest in any particular Advance or portion thereof; provided, that (1) all assignments (other than assignments described in clause (b) hereof) shall be in minimum principal amounts of the lesser of (X) $5,000,000, and (Y) the amount of such Bank's Commitment (in a single assignment only), and (2) all assignments (other than assignments described in clause (b) hereof) and participations hereunder shall be subject to the following additional terms and conditions:

                           (i) No assignment  (except  assignments  permitted in
                  Section  11.5(b)  hereof)  shall  be sold  without  the  prior consent of the Administrative Agent and prior to the occurrence and continuation of an Event of Default, the consent of the Borrower, which consents shall not be unreasonably withheld;

                           (ii) Any  Person  purchasing  a  participation  or an
                  assignment of any portion of the Loans from any Bank shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(m) hereof);

                           (iii) The Borrower, the Banks, and the Administrative
                  Agent agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit O attached hereto. An administrative fee of $3,500 shall be payable to the Administrative Agent by the assigning Bank at the time of any assignment under this Section 11.5(c);

                           (iv) No  participation  agreement  shall  confer  any
                  rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Bank from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; provided, however, that any participation agreement may confer on the participant the right to approve or disapprove decreases in the interest rate, increases in the principal amount of the Loans participated in by such participant, decreases in fees, extensions of the

                  Maturity Date or other principal payment date for the Loans or of the scheduled reduction of the Commitment and releases of Collateral;

                           (v) Each Bank  agrees to provide  the  Administrative
                  Agent and the Borrower with prompt written notice of any issuance of participations in or assignments of its interests hereunder;

                           (vi) No assignment,  participation  or other transfer
                  of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law;

                           (vii) No such  assignment  may be made to any bank or
                  other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed or (y) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement Date); and

                           (viii) If applicable, each Bank shall, and shall cause each of its assignees to, provide to the Administrative Agent on or prior to the effective date of any assignment an appropriate Internal Revenue Service form as required by Applicable Law supporting such Bank's or assignee's position that no withholding by the Borrower or the Administrative Agent for U.S. income tax payable by such Bank or assignee in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant U.S. taxing authorities.

                   (d) Except as  specifically  set forth in Section  11.5(b) or
(c) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

                   (e) In the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties hereto as if no such participation had been sold.

                   (f) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Banks pursuant to Section 2.11 hereof.

         Section 11.6 Accounting Principles. All references in this Agreement to GAAP shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. All references to the financial statements of the Borrower and to its Operating Cash Flow, Total Debt, Fixed Charges, Pro Forma Debt Service, and other such terms shall be deemed to refer to such items of the Borrower and its Restricted Subsidiaries, on a fully consolidated basis. The Borrower shall deliver to the Banks at the same time as the delivery of any quarterly or annual financial statements required pursuant to Section 6.1 or 6.2 hereof, as applicable, (a) a description in reasonable detail of any material variation between the application of GAAP employed in the preparation of such statements and the application of GAAP employed in the preparation of the next preceding quarterly or annual financial statements, as applicable, and (b) reasonable estimates of the differences between such statements arising as a consequence thereof. If, within thirty (30) days after the delivery of the quarterly or annual financial statements referred to in the immediately preceding sentence, the Majority Banks shall object in writing to the Borrower's determining compliance hereunder on such basis, (1) calculations for the purposes of determining compliance hereunder shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made, or (2) if requested by the Borrower, the Majority Banks will negotiate in good faith to amend the covenants herein to give effect to the changes in GAAP in a manner consistent with this Agreement (and so long as the Borrower complies in good faith with the provisions of this Section 11.6, no Default or Event of Default shall occur hereunder solely as a result of such changes in GAAP).

         Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         Section 11.8 Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed in New York. If any action or proceeding shall be brought by the Administrative Agent or any Bank hereunder or under any other Loan Document in order to enforce any right or remedy under this Agreement or under any Note or any other Loan Document, the Borrower hereby consents and will, and the Borrower will cause each Restricted Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Borrower, for itself and on behalf of its Restricted Subsidiaries, hereby agrees that, to the extent permitted by Applicable Law, service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower at the address given in Section 11.1 hereof and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

         Section 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.10 Interest.

                  (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Administrative Agent or any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Bank, in writing, that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Administrative Agent and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

                   (b) Notwithstanding the use by the Banks of the Base Rate and the LIBOR as reference rates for the determination of interest on the Loans, the Banks shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

         Section 11.11 Table of Contents and Headings. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.


         Section 11.12 Amendment and Waiver. Neither this Agreement nor any Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof or thereof be waived orally but only by an instrument in writing signed by or at the direction of the Majority Banks and, in the case of an amendment, by the Borrower, except that in the event of (a) any increase in the amount of any Bank's portion of the Commitment, (b) any delay or extension in the terms of repayment of the Loans provided in Section 2.5 or 2.7 hereof,
(c) any reduction in principal, interest or fees due hereunder or postponement of the payment thereof without a corresponding payment of such principal, interest or fee amount by the Borrower, (d) any release of any portion of the Collateral for the Loans, except under Section 7.4 hereof, (e) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Banks hereunder, (f) any release of any Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Banks), (g) any amendment to the pro rata treatment of the Banks set forth in
Section 2.11 hereof, or (h) any amendment of this Section 11.12, of the definition of Majority Banks, or of any Section herein to the extent that such Section requires action by all Banks, any amendment or waiver or consent may be made only by an instrument in writing signed by each of the Banks and, in the case of an amendment, by the Borrower. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative Agent in its capacity as such, may be made only by an instrument in writing signed by such affected Person and by each of the Banks.

         Section 11.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein will embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

         Section 11.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the
Administrative Agent and each Bank to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

         Section 11.15 Directly or Indirectly. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

         Section 11.16 Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (a) shall be deemed to have been relied upon by the Administrative Agent and each of the Banks notwithstanding any investigation heretofore or hereafter made by them, and (b) shall survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 5.12, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all Obligations.

         Section 11.17 Senior Debt. The Obligations are secured by the Security Documents and are intended by the parties hereto to be in parity with the Interest Hedge Agreements and senior in right of payment to all other Indebtedness of the Borrower.

         Section 11.18 Obligations. The obligations of the Administrative Agent and each of the Banks hereunder are several, not joint.

         Section 11.19 Confidentiality. The Banks shall hold all non-public, proprietary or confidential information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; provided, however, the Banks may make disclosure of any such information to their examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any governmental authority or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document or pursuant to legal process or with respect to any litigation between or among the Borrower and any of the Banks, so long as the person (other than any examiners) receiving such information is advised of the provisions of this Section 11.19 and agrees to be bound thereby. In no event shall any Bank be obligated or required to return any materials furnished to it by the Borrower. The foregoing provisions shall not apply to a Bank with respect to information that (i) is or becomes generally available to the public (other than through such Bank), (ii) is already in the possession of such Bank on a nonconfidential basis, or (iii) comes into the possession of such Bank in a manner not known to such Bank to involve a breach of a duty of confidentiality owing to the Borrower.


                        ARTICLE 12 Waiver of Jury Trial

         Section 12.1 Waiver of Jury Trial. THE BORROWER, FOR ITSELF AND ON BEHALF OF ITS RESTRICTED SUBSIDIARIES, AND THE ADMINISTRATIVE AGENT AND THE BANKS, HEREBY AGREE, TO THE EXTENT PERMITTED BY LAW, TO WAIVE AND HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE BORROWER'S RESTRICTED SUBSIDIARIES, ANY OF THE BANKS, THE ADMINISTRATIVE AGENT OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 12.1. EXCEPT AS PROHIBITED BY LAW, EACH

PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (A) CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR ANY BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND
(B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED BY AND TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed by their duly authorized officers, all as of the day and year first above written.


BORROWER:                                 AMERICAN TOWER SYSTEMS, INC., a
                                          Delaware corporation


                                          By: /s/ Joseph J. Winn
                                              Its: Chief Financial Officer


ADMINISTRATIVE AGENT:                     TORONTO DOMINION (TEXAS), INC., as
                                          Administrative Agent


                                          By: /s/ Kimberly Burleson
                                              Its: Vice President


BANKS:                                    TORONTO DOMINION (TEXAS), INC., as a
                                          Bank

Address:
909 Fannin Street, Suite 1700             By:/s/ Kimberly Burleson
Houston, Texas  77010                        Its: Vice President
Telecopy: (713) 951-9921


                                          BANQUE PARIBAS, as a Bank

Address:
The Equitable Tower                       By:
787 Seventh Avenue
New York New York  10022                      Its: Vice President
Telecopy: (212) 841-2369

                                          By: /s/ Lynne S. Randall
                                              Its: Director

                                          BARCLAYS BANK PLC, as a Bank

Address:
75 Wall Street, 12th Floor                By:
New York, New York  10015
Telecopy: (212) 412-5308                     Its:  Associate Director


                                          BANK OF MONTREAL, CHICAGO BRANCH,
                                          as a Bank

Address:
430 Park Avenue, 15th Floor               By: /s/ W.T. Calder
New York, New York  10022                     Its: Director
Telecopy: (212) 605-1648


                                          THE CHASE MANHATTAN BANK, as a Bank

Address:
270 Park Avenue, 37th Floor               By: /s/ Mitchell J. Gervis
New York, New York  10017                     Its: Vice President
Telecopy: (212) 270-4584


                                          FLEET NATIONAL BANK, as a Bank

Address:
MA/OF/DO3D                                By:
One Federal Street                            Its: Vice President
Boston, Massachusetts  02110
Telecopy: (617) 346-4356


                                          GE CAPITAL CORPORATION, as a Bank

Address:
120 Longridge Road, 3rd Floor             By: /s/ Molly S. Fergurson
Stamford, Connecticut  06927                  Its: Manager, Operations
Telecopy: (203) 357-6828

                                          THE BANK OF NEW YORK, as a Bank

Address:
One Wall Street, 16th Floor               By:
New York, New York  10286                     Its: Vice President
Telecopy: (212) 635-8593


                                          CREDIT SUISSE FIRST BOSTON, as a Bank

Address:
11 Madison Avenue, 20th Floor             By: /s/ Todd C. Morgan
New York, New York  10010                     Its: Vice President
Telecopy: (212) 325-8314

                                          By: /s/ Judit E. Smith
                                              Its: Director


                                          SUNTRUST BANK, CENTRAL FLORIDA,
                                          NATIONAL ASSOCIATION, as a Bank

Address:
200 S. Orange Avenue                      By:
Orlando, Florida  32801                       Its: Vice President
Telecopy: (407) 237-4253


                                          UNIOBANK OF CALIFORNIA, N.A.,
                                          as a Bank

Address:
445 S. Figueroa, 15th Floor               By: /s/ Peter C. Connoy
Los Angeles, California  90071                Its: Assistant Vice President
Telecopy: (213) 236-5747

                                          THE BANK OF NOVA SCOTIA, as a Bank

Address:
One Liberty Plaza                         By: /s/ Margot C. Bright
New York, New York  10006                     Its: Authorized Signatory
Telecopy: (212) 225-5090


                                          CREDIT LYONNAIS NEW YORK BRANCH,
                                          as a Bank

Address:
1301 Avenue of the Americas               By: /s/ Stephen C. Levi
18th Floor                                    Its: Vice President
New York, New York  10019
Telecopy: (212) 261-3288


                                          THE SUMITOMO BANK, LIMITED, acting
                                          through its Chicago Branch, as a Bank

Address:
1 Post Office Square, Suite 3820          By:
Boston, Massachusetts  02109                  Its: Vice President & Manager
Telecopy: (617) 423-4884
     and
Lending Office Address:
233 South Wacker, Suite 5400              By: /s/ Jean Robert
Chicago, Illinois  60606                      Its: Executive Officer


                                          BANK OF SCOTLAND, as a Bank

Address:
565 Fifth Avenue                          By: /s/ Annie Chin Tat
New York, New York  10017                     Its: Vice President
Telecopy: (212) 557-9460

                                         LEHMAN COMMERCIAL PAPER INC., as a Bank

Address:
3 World Financial Center, 10th Floor     By: /s/ Dennis J. Lee
New York, New York  10285                    Its: Authorized Signatory
Telecopy: (212) 528-0819